UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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XCEL ENERGY INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Xcel Energy®

2017 Notice of Annual Meeting and Proxy Statement

ALWAYS DELIVERING.

Powering the lives of our customers is at the core of what we do every day, and we are committed to delivering affordable clean energy.

We understand the tremendous responsibility we have to ensure public safety, drive economic growth in our communities and protect the environment.

This responsibility is deeply ingrained in our DNA.

Ben Fowke Chairman of the Board, President and Chief Executive Officer

April 4, 2017

Dear Fellow Shareholders:

Xcel Energy looks forward to welcoming you to Amarillo, Texas for our 2017 Annual Shareholders’ Meeting. We have many exciting things underway across our service territories and I look forward to showcasing our operations, community involvement, and team in the Southwest.

2016 was again an outstanding year for Xcel Energy. Highlights of the year include:

•	Meeting or exceeding our annual ongoing earnings guidance for the 12th consecutive year
•	Increasing our dividend for the 13th consecutive year
•	Exceeding the three- and five-year total shareholder return of our 21-member industry peer group
•	Gaining further recognition as a leader, innovator, and partner in our communities for clean energy solutions
•	Delivering strong results on reliability, safety and customer loyalty, the table stakes of our business

We have many opportunities in front of us, including strategic investments that will serve our customers and our shareholders well into the future. Xcel Energy’s future is bright, and I look forward to sharing more with you in Amarillo regarding our plans for:

•	Increased development and ownership of renewable energy under our “steel for fuel” growth strategy
•	Investments in advanced capabilities of the electric grid to better serve our customers’ needs
•	New product offerings that help our customers achieve their objectives and position our communities for growth

Details for meeting attendance are included in this proxy statement. You can also listen to the meeting via webcast at www.xcelenergy.com.

Also enclosed are details for how and when to vote and other important information. Your vote is very important, so please cast it promptly.

Thank you for your confidence in us. I hope to see you in Texas.

Sincerely,

Ben Fowke

Chairman, President and Chief Executive Officer

Chris Policinski Lead Independent Director

April 4, 2017

Dear Fellow Shareholders:

On behalf of Xcel Energy’s Board of Directors, I invite you to the 2017 Annual Shareholders’ Meeting. Your Board is committed to delivering solid results for you.

We are proud to have delivered those results consistently over time. I attribute those results to the sound governance practices we employ, practices that combine the benefits of both strong, independent oversight with broad expertise and strong management that – working together — allows us to successfully chart our course in a complex and changing industry. Through good governance, we achieve effective Board operations, employ independent thought, and execute appropriate levels of Board involvement and oversight that produces consistent strong results.

We are committed not only to delivering solid outstanding results, but also representing your interests. These and other practices are detailed in the proxy statement, which I encourage you to review as you cast your vote.

As your Lead Independent Director, I am focused on the important obligations that our Board owes to you, our shareholders. My responsibilities include reviewing and approving the agenda for our board meetings to ensure they cover key areas of Company focus, working with the Chairman to provide the directors information needed to effectively govern and acting as a regular communications channel between our independent directors and our chief executive officer — these and other duties all designed to ensure the efficient operations of the Board and effective oversight of the Company.

It is my privilege to serve as Xcel Energy’s Lead Independent Director and I look forward to continuing my service to the Company. Know that your Board remains focused on delivering value to you, today and long into the future.

Thank you for investing in Xcel Energy. We look forward to another great year.

Sincerely,

Chris Policinski

Lead Independent Director

Xcel Energy Inc. 414 Nicollet Mall, Minneapolis, MN 55401	Notice of 2017 Annual Shareholders’ Meeting

Meeting Information

Voting Information

•   Please act as soon as possible to vote your shares, even if you plan to attend the annual meeting.

•   Your broker will NOT be able to vote your shares with respect to the election of directors and most of the other matters presented at the meeting unless you have given your broker specific instructions to do so. We strongly encourage you to vote.

•   You may vote via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail.

•   See “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 68 of this proxy statement for more information.

Time and Date	11:00 a.m. Central Time May 17, 2017
Attend in Person	790 S. Buchanan Street, Suite 400 Amarillo, Texas
Record Date	March 21, 2017

Annual Meeting Agenda

Proposals

1.	Election of 12 directors named in the proxy statement

2.	Advisory vote on frequency of advisory vote on executive compensation

3.	Approval of executive compensation in an advisory vote

4.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2017

5.	A shareholder proposal, if properly presented at the annual meeting

6.	Transaction of other business that may properly come before the meeting

Attending in Person

•	You do not need to attend the annual meeting to vote if you submit your proxy in advance.
•	To attend the annual meeting, you will need to:
◾	provide proof of your stock ownership as of the record date;
◾	reserve an admission ticket; and
◾	provide government-issued photo identification (such as a driver’s license) prior to entering the meeting.
•	Doors open at 10:15 a.m.
•	Meeting starts at 11:00 a.m.
•	Please refer to the Questions and Answers Section under “How do I Reserve an Admission Ticket to Attend the Annual Meeting?” on page 71 and “Are There Any Rules Regarding Admission to the Annual Meeting?” on page 70.

Notice of Internet Availability of Proxy Materials or this proxy statement and proxy card are being distributed on or about April 4, 2017. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 17, 2017: Our 2017 proxy statement and Annual Report are available free of charge at www.proxydocs.com/xel

You are receiving these proxy materials in connection with the solicitation by the Board of Directors (“Board”) of Xcel Energy Inc. (referred to in this proxy statement as “Xcel Energy,” the “Company,” “we,” “us,” and “our”) of proxies to be voted at Xcel Energy’s 2017 Annual Meeting of Shareholders. Please vote on the proposals described in this proxy statement.

Thank you for investing in Xcel Energy.

Driving Directions	Inside Back Cover

Annual Meeting Guidelines	Back Cover

Forward-Looking Statements

The statements contained in this proxy statement about our future performance, including, without limitation, future financial and operational results, strategies, prospects, consequences and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on information currently available and on reasonable assumptions, we can give no assurance they will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from any forward-looking statements made herein. A discussion of some of these risks and uncertainties is contained in our Annual Report on Form 10-K and subsequent reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”), and available on our website: www.xcelenergy.com. These reports address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this proxy statement. In addition, any forward-looking statements included herein represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

Proxy Summary

Proxy Summary

Voting Matters and Board Recommendations:		Board Vote Recommendation	Page Reference (for more detail)
Proposal No. 1	Election of Directors	FOR each nominee	Page 18
Candidates provide the needed experience and expertise to govern the Company and ensure strong independent oversight.
Proposal No. 2	Advisory Vote on Frequency of Advisory Vote on Executive Compensation	ONE YEAR	Page 27
Allows shareholders to provide timely, direct input on executive compensation each year.
Proposal No. 3	Advisory Vote on Executive Compensation	FOR	Page 28
Xcel Energy’s executive compensation plan is market-based, performance-driven, and aligned with shareholder interests.
Proposal No. 4	Ratification of the Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for 2017	FOR	Page 61
All independence standards have been met and sound practices are employed to ensure strong, independent financial governance.
Proposal No. 5	Shareholder Proposal on the Separation of the Roles of Chairman and Chief Executive Officer	AGAINST	Page 64
Xcel Energy shareholders are best served by the current governance structure, which combines strong, independent governance with robust industry experience and insight.

How to Vote

If you held shares of Xcel Energy common stock as of the record date (March 21, 2017), you are entitled to vote at the annual meeting.

•	By Internet — Go to the website at www.proxypush.com/xel, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.

•	By Telephone — Call 1-866-883-3382, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card.

•	By Mail — If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the enclosed, postage-paid envelope. If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by Internet or telephone.

•	In Person — At the annual meeting.

2017 Xcel Energy Proxy Statement  |  1

Proxy Summary

Corporate Governance Our proven track record of delivering solid financial and operational results is rooted in a foundation of sound corporate governance and a culture of compliance.Shareholder Value Strong Operational and Financial Results Sound Corporate GovernanceStrong Governance Practices Independent Oversight Shareholder Rights Regular executive sessions Tenure and overboarding policies Annual Board and committee evaluations Annual risk review 11 independent directors Lead Independent Director elected annually Committees composed entirely of independent directors Directors elected by majority vote Annual advisory vote on executive compensation No supermajority approval provisions Good mix of directors with varying tenure Board governance process for cybersecurity New Lead Director in place New director elected Committee assignments refreshed Proxy access adopted Direct governance outreach to shareholders representing nearly 40% of outstanding shares Direct investor relations outreach to active institutional investors representing 70% of shares Governance Highlights Our Board is composed of the right skill mix and has a healthy succession cadence. 9 92% 33% 92% 58% Years Average Tenure Are Independent Are Female and/or Minority Have C-suite Experience Have Environmental Experience “Best Corporate Social Responsibility Disclosure” for disclosure of environmental risk factors, employee and consumer safety and corporate sustainability, as well as the role the company plays in the community (2016 Corporate Secretary’s Corporate Governance Awards).

2  |  2017 Xcel Energy Proxy Statement

Proxy Summary

Operational Performance We deliver outstanding results in safety, storm restoration, carbon reduction and customer value, positioning us as an industry leader. Our “steel for fuel” growth strategy offers customers more clean energy while maintaining or reducing bills, reducing our carbon footprint, and creating growth for our business and shareholders. Safe, Reliable Service Invested more than $22 million to enhance grid information and security capabilities, with more than one billion in additional investment planned for the next five years Improved the health of our gas system, including an 82% reduction in bare steel piping and a 100% reduction in cast iron piping since 2010; top quartile performance for preventing damages to buried gas facilities Recognized for strong emergency response by the Edison Electric Institute 50% reduction in OSHA recordable employee injuries since 2009 First utility to use drones in beyond line-of-sight inspections of electric and natural gas infrastructure, an approach expected to be safer for employees and more cost effective Clean Energy Named #1 utility wind provider for 12th consecutive year by the American Wind Energy Association More than 7,500 megawatts of wind and solar capacity on our system, with nearly 1,000 megawatts added in 2016 Increased wind ownership by 200 megawatts in 2016, 600 megawatts under development, proposals for 2,150 megawatts and plans for more 30% reduction in carbon emissions since 2005, with plans to reach a carbon emissions reduction of at least 45% by 2021 Customer Value Industry leader in our level of focus on the Net Promoter Score®1 customer loyalty metric National account team formed to support commercial customers Pilots and demonstrations underway to evaluate emerging generation, storage and energy management technologies Customers saved more than 1,000 gigawatt hours through our energy-saving programs Ranked #3 Top Green Power Program provider by The Green Power Network, and new all-renewable product offerings now available 1 Net Promoter Score is a trademark of Bain & Company, Inc., Fred Reichheld and Satmetrix Systems, Inc. Environmental Protection Agency’s (EPA) 2016 Climate Leadership Award for “Excellence in Greenhouse Gas Management-Goal Achievement,” the only utility recognized by EPA in 2016 and the only organization to receive two awards.

2017 Xcel Energy Proxy Statement  |  3

Proxy Summary

Financial Performance Earning the trust and confidence of our shareholders, customers and policymakers remains a top priority. Our 2016 results demonstrate our continued ability to deliver on that commitment. Total Shareholder Return Xcel Energy 21-Member Peer Group EEI Investor- Owned Electrics1 17.1% 18.1% 17.4% 62.3% 46.9% 45.5% 77.4% 72.1% 67.8% One Year Three Year Five Year Track Record of Success 2015-2016 2005-2016 (CAGR) Ongoing EPS Growth3 5.7% 6.1% Met or exceeded ongoing EPS guidance for 12 consecutive years Dividend Growth 6.3% 4.3% Increased dividend for 13 consecutive years Stock Price 13.3% 7.5% CAGR reflects YE 2005 to YE 2016 1 EEI index is market capitalization-weighted, comprised of 44 companies for the one-year period, and 43 for the three and five-year periods. 2 One-year results reflect end-of-year uncertainty and volatility in the utility industry, given election results and interest rate changes. 3 Ongoing EPS is a non-GAAP number and is defined in Exhibit A, which reconciles this amount to GAAP EPS for each period.Recognized among Fortune Magazine’s “Most Admired Utilities,” with quality of products/ services, quality of management and long-term investment value among our highest-rated attributes.

4  |  2017 Xcel Energy Proxy Statement

Proxy Summary

Responsible by Nature We drive prosperity into our communities through economic development, community involvement and investments. Our collaborative approach and commitment to the environment help advance state, city and customer clean energy goals. Economic Development Nearly 70% of normal goods and services spend — more than $2 billion — went to local businesses Played a leadership role in helping other Minnesota-based companies integrate local/diverse suppliers into their sourcing Active membership/sponsorship in nearly 200 chambers of commerce Community Engagement More than 48,000 hours of volunteer service donated by our employees More than $5.5 million pledged through our United Way campaign, with $3 million in employee donations and more than $2.5 million matched by the Xcel Energy Foundation $3.9 million in grants awarded through the Xcel Energy Foundation to nonprofit organizations in STEM education, economic sustainability, environmental stewardship, and access to arts and culture Diversity & Veteran Hiring More than doubled spend with diverse suppliers since 2007 Brought more than 150 women-owned and minority-owned businesses together to identify potential bid opportunities Exceeded our target veteran hiring rate of 10%, attaining 14% by year end Honored with the Pro Patria award through the Department of Defense for support of Guard and Reserve employees Clean Energy Leadership Recognized by the White House, Department of Energy and Environmental Protection Agency for leadership and innovation with the Minneapolis Clean Energy Partnership Converted more than 50,000 street lights to high efficiency LED lighting in 2016, with plans to complete 275,000 more, ultimately saving over 160 gigawatt hours annually Distributed more than a half-million LED lightbulbs through sponsorships and events, an estimated savings of nearly 20 gigawatt hours annually Poised to offer wind and solar energy directly to customers via innovative new product offerings Recognized as one of Corporate Responsibility Magazine’s “100 Best Corporate Citizens” for performance related to the environment, employee relations, corporate governance, financial results, and community support.

2017 Xcel Energy Proxy Statement  |  5

Proxy Summary

Results-Driven Compensation Our compensation programs are performance-based and market competitive, aligning incentive opportunities with the performance expected of us by our shareholders and customers. Performance-based Market Competitive Equity-based Incentive Majority of compensation is at risk, and pay is aligned with performance Enables us to attract and retain talented leaders Focuses on long-term shareholder value Motivates achievement of financial, operational and stock price performance goals Compares us to a 21-member industry peer group Aligns executive interests with those of shareholders and rewards for strategic success Annual Incentive Pay (Financial performance can influence award funding and payout) Customer Reliability Employee 50% 30% 20% Customer Safety, Affordability and Loyalty Grid and Plant Reliability Employee Safety Long-term Incentive Pay Total Shareholder Return Environment Leadership Continuity 50% 30% 20% Relative to Peer Companies Carbon Emissions Reduction Continued Service Notable Accomplishments Operating and maintenance expenses held flat for the past two years Increased focus on customer loyalty metrics 2nd best year ever in 2016 for employee safety based on number of OSHA recordable injuries Reduced carbon emissions by 30% since 2005 Recognized by Military Times again in 2016 as one of the 75 best employers for veterans based on company culture and policies.

6  |  2017 Xcel Energy Proxy Statement

Corporate Governance

Corporate Governance

Serving shareholders well is a key priority for your Board. We believe that the most effective oversight comes from:

•	Strong and effective practices in corporate governance and ethical business conduct as we believe these practices create the business culture that results in successful performance.

•	Directors that represent a diverse range of experience and perspectives to provide the collective skills, qualifications and attributes necessary to provide sound governance.

•	A Board that works well as a whole and plans for its own refreshment with members bringing their experience to the table and dialoguing freely with each other and management to create an environment that results in well-functioning oversight.

Xcel Energy has both the practices and the Board to deliver consistent and strong results for shareholders.

We regularly monitor issues and trends in corporate governance and employ practices that best serve shareholders. Current practices include:

•	Leadership and organization most appropriate to our business. Ours is a rapidly changing business that benefits from industry experience and expertise coupled with strong independent oversight. Through the roles of the Chairman and CEO, Lead Independent Director, and committees of independent directors, we are best positioned to continue delivering strong results.

•	Sound practices to ensure effective Board operations and independent oversight. To ensure the Board remains focused on the right issues over time, Xcel Energy employs sound practices to regularly review and refresh charters and practices in light of current enterprise risk assessments.

•	Effective Board planning and succession. Succession planning is important for both management and the Board. We employ good practices to ensure both Board refreshment over time while maintaining director experience to ensure effective oversight over the long term.

•	Strong shareholder rights. Serving shareholders well is a top priority for Xcel Energy. We keep abreast of developments in corporate governance and practices and adopt those that best serve our shareholders.

•	Regular oversight of key corporate policies. Our governance practices set the foundation for excellent management and operations for the company. Corporate policies communicate expectations to employees so that they understand and adhere to good business conduct.

2017 Xcel Energy Proxy Statement  |  7

Corporate Governance

Highlights of our practices are summarized on the following table, followed by additional explanation of key features.

Summary of Governance Practices
Structure
Lead Independent Director	Specified duties to ensure robust independent oversight and effective flow of information between management and independent directors.
Committees	Membership and chairs determined to leverage directors’ expertise and development to provide effective oversight over their tenure.
Independence and Expertise

Governance, Compensation and Nominating Committee (“GCN”) regularly reviews and validates director independence and assesses desired expertise for potential new directors to ensure the Board is appropriately refreshed and well positioned to effectively manage risks and execute strategies. The Board also determines which directors qualify as Audit Committee financial experts and meet independence standards under the requirements of the New York Stock Exchange and Securities and Exchange Commission.

Practices
Risk Management

Regular updates to the Board on enterprise risk and assignment of new and emerging risks to the appropriate committee. Regular updates on compliance risk assessment and Audit Committee oversight of plans to mitigate those risks.

Strategy Session

Regular session to review industry landscape, hear from outside experts and refine strategies for execution. The Board and Committees receive updates throughout the year on progress made on the key initiatives to execute those strategies.

Annual Evaluations

Formal and regular process for evaluating the effectiveness of Board and Committee operations, including surveys, individual director conversations with the Lead Independent Director, and executive session discussions to address identified areas for improvement.

Training	Every committee regularly identifies training topics to keep fresh on emerging issues, and directors are encouraged to participate in topical conferences and off-site training opportunities.
Tenure Policies
Term Limit	Directors may not serve on the Board for more than 15 years (directors at the time of the merger in 2000 are exempt from this requirement).
Mandatory Retirement	Directors must retire at age 72.
Change in Principal Employment	Directors must offer to resign upon any substantial change in principal employment.
Shareholder Rights
Shareholder Voting	Opportunity to annually vote for directors, provide an advisory vote on executive compensation and ratify the selection of auditors.
No Supermajority	There are no supermajority voting provisions.
Opportunities to be Heard	Open forum at annual meeting and published lines of communication to our directors and management.
Proxy Access	Ability to nominate director candidates for election, in accordance with the terms of our bylaws.
Corporate Policies
Code of Conduct	Annual review and approval of policy and annual training of directors, officers and employees.
Stock Ownership Requirements	Directors and executive officers are required to maintain specific levels of stock ownership.
Hedging and Pledging	Policies that prohibit hedging and restrict pledging of our stock.
Political Contributions, Lobbying and Government Communications	Stricter standards than required by law and annual disclosure of certain political contributions on Xcel Energy’s website.
Environmental	Commitment to environmental compliance and industry initiatives to enhance value to customers and shareholders.

8  |  2017 Xcel Energy Proxy Statement

Corporate Governance

Leadership Structure and Roles

Our Board consists of a combined Chairman/CEO position, complemented with a Lead Independent Director chosen from our independent directors. This structure, along with other corporate governance practices discussed below, provides sound and independent oversight of the Company. The Board believes that this structure is best suited for the Company at this time and serves shareholders well.

The Chairman/CEO role brings to the Board the experience and expertise of both the Company and the industry. The skills and experience of the CEO are well-suited for the role of Chairman, putting the Board in the best position to identify and assess key industry drivers and important changes in the energy and consumer landscape so that the Board can develop effective strategies. In light of the opportunities and challenges facing the Company and the importance of the Chairman role, the Board believes that shareholders are best served by having a combined role of Chairman and CEO.

Mr. Fowke currently serves in this role, providing the benefit of his extensive experience in the regulated energy industry to both the Company and the Board. His thorough understanding of the opportunities and challenges facing the industry is valuable at both the Board and management levels.

The Lead Independent Director plays an important role in our governance structure, working with both the independent directors and management to ensure the Company is well positioned with sound strategy, solid risk management and effective governance. Mr. Policinski serves in this role, having been elected to serve a one-year term in May 2016, his first in this role.

The final piece of this governance structure is the independent directors. The Board currently consists of eleven independent directors. Our directors are strong individuals, comfortable with their roles representing shareholders and maintaining objectivity of the Board’s deliberations. They conduct business via a sound committee structure that oversees risk management and mitigation as assigned by the Board and reports back to the Board for an efficient and effective process.

The Board believes that this structure ensures that directors receive the information, industry experience and direction needed to form successful strategies, while maintaining the independence needed to ensure effective governance and oversight. Our business is rather unique in that it is price-regulated, operates under a complex set of federal, state and local regulations, and is undergoing significant change. Working with the Lead Independent Director, the Chairman can both educate the Board and lead the development of strategy, providing information and insight on the Company’s opportunities, challenges and performance.

Board of Directors	Lead Independent Director
Independent Oversight	Responsibilities (Per our Guidelines on Corporate Governance)

•  11 of 12 directors are independent.

•  Independent directors regularly meet in executive session without management present at Board and committee meetings.

•  Each director may request items to be addressed at Board meetings.

•  Directors may request additional information from management at any time.

•  All committees of the Board are composed entirely of independent directors.

•  CEO performance is addressed annually by the GCN, and all other independent members of the Board participate in the CEO’s performance evaluation.

•  Presides at all meetings of the Board at which the Chair is not present.

•  Presides at all Board executive sessions of the independent directors.

•  Maintains regular communications with the independent directors, including an annual evaluation process.

•  Serves as a liaison between the Chair and the independent directors.

•  Approves the agenda, materials provided to the directors and the meeting schedules.

•  Calls meetings of the independent directors, as necessary.

•  Consults and communicates with major shareholders, if requested.

•  Develops and maintains a process for CEO succession planning with the GCN.

Term and Selection • Elected by the independent directors annually. • Is generally expected to serve for at least one, but no more than four years.

2017 Xcel Energy Proxy Statement  |  9

Corporate Governance

Risk Oversight

A key accountability of the Board is the oversight of material risk, and our Board employs a strong process for doing so. As outlined below, management and each Board committee has responsibility for overseeing the identification and mitigation of key risks and reporting their assessments and activities to the full Board.

Management identifies and analyzes risks to determine materiality and other attributes such as timing, probability and controllability. Management broadly considers our business, the utility industry, the domestic and global economies, and the environment, and employs a robust compliance program when identifying, assessing, managing and mitigating risk.

Key Components of Management’s Oversight and Mitigation of Risk
Identify and analyze materiality of risks through:

•   Formal key risk assessment

•   Financial disclosure process

•   Hazard risk management process

•   Internal auditing and compliance with financial and operational controls

•   Business planning process

•   Development of strategic goals and key performance indicators

Provide regular presentations to the Board regarding risk assessment and mitigation, including:	• Comprehensive risk overview • Legal and regulatory risks • Operating risks • Financial risks • Compliance programs
Manage and mitigate risks through use of management structures and groups, including:	• Management councils • Management risk committees • Advice from internal corporate areas
Employ a robust compliance program for the mitigation of risk, including:

•   Adherence to our Code of Conduct and other compliance policies

•   Operation of formal risk management structures and groups

•   Focused management to mitigate the risks inherent in the implementation of our strategy

The Board approaches oversight and mitigation of risk as an integral and continuous part of its governance of the Company. First, the Board as a whole regularly reviews management’s key risk assessment and analyzes areas of existing and future risks and opportunities. Next, the Board assigns oversight of certain critical risks to each of its four standing committees to ensure these risks are both well understood and provided focused oversight by the committees with the most applicable expertise. New risks identified during the risk assessment process are considered and assigned as appropriate, typically during the annual Board and committee evaluation process, with committee charters and annual work plans updated accordingly. Committees regularly report on their oversight activities and certain risk topics may be brought to the full Board for consideration where deemed appropriate to ensure broad Board understanding of the nature of the risk. Finally, the Board conducts an annual strategy session where the Company’s future plans and initiatives are reviewed and confirmed in light of the current and projected landscape.

The Audit Committee is responsible for reviewing the adequacy of risk oversight and affirming that appropriate oversight occurs. Current risk assignments are as follows:

Responsible Party	Area of Risk Oversight
Board of Directors	Overall identification, management, and mitigation of risk, with a focus on strategic risks
Audit Committee	Financial reporting and internal control risks Adequacy of risk oversight
Finance Committee	Financial risks, including liquidity, credit, capital market and insurance risks
GCN Committee	Executive compensation-related risks Political activity risks Board and management succession risks
Operations, Nuclear, Environmental and Safety (“ONES”) Committee	Operating risks, including nuclear, environmental, physical and cybersecurity risks

10  |  2017 Xcel Energy Proxy Statement

Corporate Governance

This tiered and structured approach provides a comprehensive risk-management framework that ensures shareholder interests are protected. For example, during 2016, the Board executed comprehensive oversight of the risks associated with cybersecurity and the security of our assets, with the topic addressed twice at the Board level, as well as at the ONES and Audit Committees throughout the year. While the ONES Committee has primary committee responsibility for this topic due to the operational issues involved, the Board has determined that the topic is of sufficient importance to warrant this comprehensive oversight approach.

The Board also employs a process of ensuring compliance practices are sound, a particularly important topic given our highly regulated business. Management performs a regular compliance risk assessment as a companion to the enterprise risk assessment, providing a focused overview of the unique areas of compliance risk the Company faces. The Audit Committee is regularly apprised of compliance risks via regular briefings and written updates to ensure these risks are appropriately managed and mitigated.

Board Committees

Structures

As noted, the Board employs a committee structure to assist in conducting its work and regularly refreshes that work in light of regular risk assessments. By assigning responsibilities to committees with particular expertise and focus, the Board can ensure it fulfills its duties in an efficient and effective manner.

Committees are made up exclusively of independent directors, with members of Audit and GCN meeting additional independence criteria. Each operates under a written charter that clearly defines its responsibilities, which is regularly reviewed and approved at both the committee and Board level. Committees have the authority to engage outside experts, advisors, and counsel to assist in their duties, as needed. In addition, each committee undertakes a regular evaluation process and members participate in training on relevant topics to ensure the committee functions well and directors are well educated on issues. Additional information regarding these governance practices is provided in the Practices section below.

For topics having broad implications for Xcel Energy, the full Board may hear or act on any issue, and committees may provide updates up to the full Board for its information and consideration. Likewise, a committee may as appropriate delegate all or a portion of its responsibilities to a subcommittee.

2017 Xcel Energy Proxy Statement  |  11

Corporate Governance

Audit Committee

(6 Meetings; 6 Executive Sessions)

Wolf (chair)

O’Brien

Prokopanko

Sampson

Williams

•   All members are financially literate and independent under the applicable NYSE and SEC requirements

•   Mr. O’Brien, Mr. Wolf, and Ms. Williams have been determined to be audit committee financial experts under the definitions provided by the SEC

•   No member serves on the audit committees of more than three public boards

	•	Oversees the financial reporting process, including the integrity of our financial statements, compliance with legal and regulatory requirements and our Code of Conduct, and the independence and performance of internal and external auditors.
	•	Reviews the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm.
	•	Appoints our independent registered public accounting firm.
	•	Reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor and control the exposures, including the Company’s risk assessment and risk management guidelines and policies.
	•	Reviews the implementation and effectiveness of our compliance and business conduct program.
	•	Reviews the scope and the planning of the annual audit with both the independent registered public accounting firm and internal auditors.
	•	Reviews the findings and recommendations of both internal auditors and the independent registered public accounting firm and management’s response to those recommendations.
Finance Committee
(7 Meetings; 6 Executive Sessions) Williams (chair) Davis Policinski Sampson Westerlund • All members are independent	•	Oversees corporate capital structure and budgets and recommends approval of major capital projects.
	•	Oversees financial plans and key financial risks.
	•	Oversees dividend policies and makes recommendations as to dividends.
	•	Oversees insurance coverage and banking relationships.
	•	Reviews investment objectives of our nuclear decommissioning trust and trusts for our employee benefit plans.
	•	Oversees investor relations.
	•	Review and recommend new business.
Governance, Compensation and Nominating Committee (GCN)
(5 Meetings; 4 Executive Sessions) Davis (chair) Boudreaux Sheppard Westerlund • All members meet the NYSE standards for independence	•	Determines Board organization, selection of director nominees and setting of director compensation.
	•	Evaluates performance of the CEO.
	•	Approves executive officer compensation, including incentives and other benefits.
	•	Establishes corporate governance principles and procedures.
	•	Reviews the Company’s workforce strategy and risks and the process for management development and long-range planning.
	•	Ensures effective CEO succession planning.
	•	Oversees compensation- and governance-related risks.
	•	Reviews the Company’s lobbying expenditures, contributions, and key lobbying activity and the related Company policy.
	•	Reviews proxy disclosures regarding directors’ and executive officers’ compensation and benefits.
	•	Prepares the Report of the Compensation Committee included in this proxy statement.
	•	Recommends Lead Independent Director and Board committee memberships.
	•	Oversees Company’s Code of Conduct policy.
Operations, Nuclear, Environmental and Safety Committee (ONES)
(5 Meetings; 5 Executive Sessions) Boudreaux (chair) O’Brien Prokopanko Sheppard Wolf • All members are independent	•	Oversees nuclear strategy, operations and performance, including the review of the results of reports and major inspections and evaluations.
	•	Oversees the operating issues and performance of the Company’s significant electric and natural gas operations.
	•	Reviews environmental strategy, compliance, performance issues and initiatives.
	•	Reviews material risks relating to our nuclear operations and environmental and safety performance, as well as risks, performance and compliance with operations measures of our electric and natural gas systems.
	•	Oversees physical and cyber security risks related to plants and operations.
	•	Reviews safety performance, strategy and initiatives.

12  |  2017 Xcel Energy Proxy Statement

Corporate Governance

Practices

Evaluations

The Board and committees conduct an annual assessment process to evaluate the effectiveness of their processes, identify issues or topics for further exploration and provide feedback on the quality and timeliness of information from management, among other things. The process includes a survey of the directors, individual interviews with the Lead Independent Director, discussion in both regular and executive sessions, and feedback to management. The Board believes this assessment process is an important component of the governance process and helpful in driving continued improvement in the overall effectiveness of Board and committee oversight.

Training

Committees are regularly apprised of new and emerging requirements and trends facing the industry. Each committee conducts training on topics relevant to its responsibilities, and committees regularly seek input to prioritize training topics. In addition, the ONES Committee participates in site visits to gain understanding of our operations, including tours of our nuclear plants. Directors are encouraged to participate in outside training on topics related to corporate governance and industry issues. In addition, under our Guidelines on Corporate Governance, each new director is expected to participate in a detailed orientation process and each sitting director is expected to participate in periodic continuing education.

The Company publishes continuing education opportunities periodically for director consideration and facilitates participation. During 2016, members of the Board attended outside training on topics such as financial governance, emerging trends in audit issues, and education on nuclear issues.

Shareholder Engagement and Investor Outreach

Our Company believes that regular, transparent communication with our shareholders and other stakeholders is essential to Xcel Energy’s long-term success. We have continued our practice of engaging with shareholders throughout the year on a range of topics. Presentations at financial conferences, meetings with analysts and investment firms, regular outreach on governance topics, and responding to inquiries are examples of the activities we employ to engage our shareholders. During 2016, our governance outreach with our largest shareholders represented nearly 40 percent of outstanding shares and we attended 12 sell-side analyst and industry conferences, participated in 6 non-deal road shows, and held over 170 individual and group meetings with approximately 380 institutional investors, representing nearly 70% of shares held by active managers. The Board received regular updates on such efforts. The Board also offers channels for shareholders to contact it with any inquiry or issue, and responds as appropriate.

Communications with the Board

The Board welcomes your input. You may communicate with the Board in two ways: First, you may send correspondence to the Company’s principal offices in care of the Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. Second, you may contact the directors directly via e-mail at BoardofDirectors@xcelenergy.com. These e-mails are sent automatically to an independent director designated to receive such communications. The email is simultaneously sent to the Corporate Secretary’s Office, who may act as agent for the independent directors and coordinate the response. If the receiving director requests the Company to respond on behalf of the directors, a copy of the Company-prepared response is provided to the receiving director. If the receiving director does not request a response, the agent acting for the receiving director will provide a summary of the actions taken. The Company reserves the option to review and change this policy if directed by the Board due to the nature and volume of the correspondence.

2017 Xcel Energy Proxy Statement  |  13

Corporate Governance

Determining Executive Officer and Director Compensation

The GCN has broad authority to develop and implement compensation policies and programs for executive officers and directors. The GCN may retain independent, external compensation consultants to assist in this effort and may change consultants at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

To assist in setting 2016 compensation, the GCN retained Meridian Compensation Partners, LLC (“Meridian”) as its independent, executive compensation consultant. Meridian is an independent consulting firm delivering advisory services to compensation committees and does not perform any assignments for the Company other than providing executive and director compensation services for the GCN.

Several internal controls exist to ensure the independent judgment of Meridian:

•	Meridian reports directly to the GCN and not to Company management.

•	Meridian routinely participates in executive sessions of the GCN without members of management present.

•	The GCN has the exclusive authority to hire, retain, and set the compensation for its executive compensation consultant and advisors.

The GCN assessed Meridian’s independence pursuant to NYSE and SEC rules and concluded that no conflict of interest exists that prevents it from independently advising the GCN. In its oversight of our 2016 executive compensation program, the GCN worked with Meridian, the CEO and the Executive Vice President, Group President, Utilities and Chief Administrative Officer. The GCN receives additional support from the Senior Vice President, Corporate Secretary and Executive Services; the Senior Vice President, Human Resources and Employee Services; and the Executive Vice President, General Counsel. In 2016, the CEO and other officers provided recommendations with respect to:

•	The corporate performance objectives and goals, on which awards of both annual and long-term incentive compensation are based.

•	Attracting, retaining and motivating executive officers.

•	Information regarding financial performance, budgets and forecasts as they pertain to executive compensation.

•	Market information regarding compensation levels, practices, and trends.

Additional information regarding the determination of executive compensation is included in the Compensation Discussion and Analysis (“CD&A”) beginning on page 29.

14  |  2017 Xcel Energy Proxy Statement

Corporate Governance

Board Planning and Composition

We believe that the most effective oversight comes from a Board of Directors that represents a diverse range of experience and perspectives that provides the collective skills, qualifications, and attributes necessary to provide sound governance. We also believe it is important for the Board to work well as a whole, with members bringing their experience to the table and dialoguing freely with each other and with management to create an environment that results in well-functioning oversight. The GCN establishes and regularly reviews with the Board the experience and attributes desired for effective governance in our changing industry and evaluates the current Board make-up in light of these criteria.

Director Experience and Attributes

We seek directors with experience and expertise in the following areas:

Leadership and Strategy

Directors who hold or have held significant leadership positions provide the Company with unique insights. These people generally possess extraordinary leadership qualities as well as the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and corporate governance, and know how to drive change and growth.

Finance

Accurate financial reporting and thorough auditing are critical to our success. We seek to have a number of directors who qualify as audit committee financial experts, and we expect all of our directors to be literate in finance and financial reporting processes.

Risk Management

Effectively managing risk in a rapidly changing environment is critical to our success. Directors should have a sound understanding of the most significant risks facing the Company and the experience and leadership to provide effective oversight of risk management processes.

Environmental Issues

The production of energy has environmental implications and how we address rapidly evolving environmental regulation has important strategic implications. Directors with experience in addressing complex environmental regulations or siting major facilities bring valuable expertise to our Board.

Nuclear Operations

A portion of our business deals with nuclear regulations and operations. Therefore, we seek at least one director with experience in nuclear risk management and nuclear power operations to provide effective oversight and expertise to our business.

Regulated Industry

Our businesses are heavily regulated and are directly affected by governmental actions. Likewise, cultivating a strong culture of compliance is critical to our business success and maintaining our strong reputation and brand. As such, we seek directors with experience with government or with highly regulated businesses who possess insight and understanding of effective strategies and compliance.

Customer and Community

Understanding the interests and needs of stakeholders such as our customers, communities, and policymakers is important in a business as critical as ours; effective engagement with stakeholders is likewise important to our business success. Marketing and branding expertise is also important as our business becomes more competitive and as we seek to better understand and communicate with stakeholders. We seek directors who have experience in consumer businesses and are committed to excellence in service.

2017 Xcel Energy Proxy Statement  |  15

Corporate Governance

In addition to experience and expertise, the GCN and Board consider several additional factors in assessing Board composition and director nominees:

Independence	Diversity	Tenure and Board Refreshment

• Regular assessments of regulatory requirements, including potential competitive restrictions and interlocks • Other positions and directorships held are considered

•  Diversity of backgrounds, experience and thought is important in ensuring effective risk oversight

•  Ethnicity, gender, age, disability, veteran status, sexual orientation, race, national origin, color, religion, creed, geographic representation, education and personality are considered

• Diversity in tenure creates good mix of perspectives • Emerging business needs and desired skills are considered when evaluating potential Board candidates

• Independence is a critical requirement for good governance • The Board reviews independence annually, when candidates are evaluated, and position changes for an existing director	• Embracing diversity is one of our core corporate values • Our Guidelines on Corporate Governance identify diversity as an important consideration when seeking candidates for the Board	• Longer-tenured directors bring a deep understanding of the Company • Newer members bring fresh perspectives or expertise related to an emerging issue

It is critical for the Company and shareholders to have a well-rounded, diverse Board that functions well as a whole. In evaluating director nominees, the GCN considers experience in the areas identified above and expects director nominees to have proven leadership skills, sound judgment, integrity and a commitment to the success of the Company. In addition, for incumbent directors, the GCN considers attendance, past performance on the Board and contributions to the Board and applicable committees.

Board Statistics

Director Independence

Each of our director nominees other than Mr. Fowke is independent. The Board has satisfied, and expects to continue to satisfy, its objective to have no more than two directors who are not independent serving on the Board at any time.

The Board determined director independence under the standards established by the NYSE, which we have adopted with a four-year look back. In addition, a director who is an employee or representative of a significant supplier of any Xcel Energy business unit or legal entity will not be “independent” unless we entered into the relationship with the supplier as a result of competitive purchasing practices. When evaluating director independence, the Board has determined that the receipt of regulated electric and gas service from the Company does not constitute a material relationship.

The Board reviews ordinary course of business transactions in which directors have an interest as part of the Board’s annual independence review. The Board specifically considered the Company’s ordinary course transactions with U.S. Bancorp when determining Mr. Davis’ independence. During 2016, U.S. Bancorp affiliates provided service to the Company, for which we paid U.S. Bancorp approximately $1.1 million, or less than .01 percent of U.S. Bancorp’s annual revenue. The services provided included trustee services, service as a non-lead participant for our and our subsidiaries’ syndicated revolving credit facilities and service as one of the underwriters, but not the lead underwriter, on a public debt securities offering by one of our subsidiaries.

The Board considered the nature and relative size of the transactions, the lack of Mr. Davis’ personal involvement in the transactions and the routine commercial nature of such transactions. Based on its consideration of these factors, the Board determined that none of the transactions impaired Mr. Davis’ independence. In addition, none of the transactions were related-party transactions because Mr. Davis did not have a direct or indirect material interest in the listed transactions.

Director Attendance

During 2016 the Board met six times, and the independent directors met in executive session without management present on all six occasions. The average attendance for all directors at Board and committee meetings was approximately 97 percent. Eight of our directors attended 100 percent of Board and applicable committee meetings, while two others were slightly lower at 81 and 82 percent. Each director also attended a half-day strategy session and related executive session. We do not have a formal policy, but encourage our directors to attend the annual meeting of shareholders. Nine of ten then serving directors attended the 2016 annual meeting.

16  |  2017 Xcel Energy Proxy Statement

Corporate Governance

Director Tenure

The Board believes that diversity in tenure creates a good mix of perspectives, with longer-tenured directors bringing a deep understanding of the Company while others bring a fresh perspective and expertise helpful to keeping abreast of a changing industry. The GCN considers emerging business needs and desired skills when evaluating potential candidates. Over the past five years, the Board has added two new directors. As of the date of this proxy statement, the Board consists of 12 directors, whose tenure is shown below.

New Director Nominee

The Board determined to expand the size of the Board in 2017 by one additional director to a total of 12 members. The GCN reviewed the skills and expertise of the Board and determined the Board would benefit from an additional member with expertise in economic and project development, complex stakeholder relationships, and capital and investment management. The GCN sought recommendations of the directors and one of our non-employee directors identified Mr. Yohannes as a potential candidate. After reviewing Mr. Yohannes’ qualifications and interviewing him, the GCN recommended him for election to the Board, which the Board did in February 2017. Mr. Yohannes’ extensive experience in banking and economic development, as well as managing complex stakeholder relationships, brings valuable experience and strategic insight to the Board.

We believe our slate of director nominees provides a well-rounded and well-qualified Board that collectively provides effective oversight and governance of the Company.

Governing Documents

The following materials relating to our corporate governance can be found on our website at www.xcelenergy.com, under “Company — Investor Relations — Governance Documents” or www.xcelenergy.com, under “Company — Corporate Governance” (under “Investor Relations”) and are also available free of charge to shareholders who request them.

• Guidelines on Corporate Governance	• Governance,Compensation and Nominating Committee Charter
• Amended and Restated Articles of Incorporation	• Operations,Nuclear, Environmental and Safety Committee Charter
• Bylaws	• Finance Committee Charter
• Audit Committee Charter

Shareholders may request our governing documents by writing our offices at: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. We publish any amendments to the Code of Conduct and waivers of the Code of Conduct for our executive officers or directors on our website.

Shareholder Recommendation of Directors

Any shareholder may recommend potential nominees to the GCN for consideration for membership on the Board. Recommendations can be made by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary, Xcel Energy Inc. 414 Nicollet Mall, Minneapolis, Minnesota 55401. Such recommendations should be received by October 1, 2017 to be considered for the 2018 annual meeting. The GCN will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates.

Proxy Access

In February 2016, we amended our bylaws to permit any shareholder (or group of no more than 20 shareholders) owning three percent or more of our common stock continuously for at least three years to nominate up to an aggregated limit of two candidates or 20 percent of our Board (whichever is greater) for inclusion in our proxy statement. Notice of such nominees must be received no earlier than November 6, 2017 and no later than close of business on December 5, 2017. Notice should be addressed to the Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. Requirements for such nominations and nominees are detailed in our bylaws, which are available on our website at www.xcelenergy.com, under “Company — Investor Relations — Governance Documents” or www.xcelenergy.com, under “Company — Corporate Governance” (under “Investor Relations”).

2017 Xcel Energy Proxy Statement  |  17

Proposal No. 1

Proposal No. 1

Election of Directors

Serving shareholders well is a key priority for your Board. We believe a well-qualified and diverse mix of directors best positions the Board to effectively govern and achieve strong results. Demonstrated leadership, judgment, and expertise, combined with diversity, integrity, and experience, are some of the important characteristics for Board members. Such characteristics are evaluated when nominating directors and considering potential director candidates.

Twelve nominees have been recommended by the GCN and nominated by the Board. We believe this slate of directors brings not only the right expertise and experience to the Board, but also the right attributes to ensure constructive and free exchange of ideas and opinions with each other and with management.

Eleven of the twelve nominees are Xcel Energy directors who were elected by shareholders at the 2016 annual meeting. The Board elected to expand to twelve members to bring on the expertise and experience of Mr. Daniel Yohannes, whose background is detailed below.

Each nominee has agreed to be named in this proxy statement and to serve if elected. Should any nominee become unable to serve for any reason, the persons named as proxies reserve full discretion to vote “FOR” any other persons who may be recommended by the GCN and nominated by the Board, or the Board may reduce the number of nominees. If elected at the 2017 annual meeting, the nominees will hold office until the 2018 annual meeting and until their successors have been elected and qualified.

Vote Required

Each director shall be elected by majority vote, meaning a nominee must receive more votes “FOR” election than the votes cast “AGAINST.” Any director who does not receive a majority of the votes cast “FOR” election must offer his or her resignation for consideration by the Board under the process outlined on page 68. Proxies solicited by the Board will be voted “FOR” each of the nominees, unless a different vote is specified.

✓	Your Board recommends a vote “FOR” the election to the Board of each of the following nominees.

18  |  2017 Xcel Energy Proxy Statement

Proposal No. 1

Nominees

Director Qualifications and Experience:

Ms. Boudreaux’s experience in the health care insurance industry brings strong leadership skills, business acumen, and a consumer focus to the Board. Both her background in finance and her experience serving on public company audit committees provide valuable expertise that has been put to use through her service on our Audit Committee when she was first elected to the Board. With her extensive career in the healthcare industry, Ms. Boudreaux provides the Company experience in management, risk management, and governance issues relevant to our highly regulated industry, as well as a commitment to excellent customer service in a dynamic and changing business. She is the chair of our ONES Committee and serves on our GCN Committee.

Business Experience:

•  CEO and Founder, GKB Global Health, LLC, a health care strategy and advisory firm (June 2015 to present)

•  Senior Fellow of the Healthcare Initiative, Tuck School of Business, Dartmouth College (September 2015 to present)

•  CEO, UnitedHealthcare, a diversified health insurance and well-being company (2011 to November 2014); President, UnitedHealthcare (2008 to January 2011)

•  Executive Vice President, UnitedHealth Group, health, well-being and health insurance (2008 to February 2015)

•  Executive VP, External Operations, Healthcare Services Corporation, health care and health insurance (2005 to 2008)

Committees:

•  ONES (Chair)

•  GCN

Director Qualifications and Experience:

Mr. Davis’ executive experience in the highly regulated banking industry provides the Board with valuable leadership skills, strategic insight, and commercial acumen. His extensive financial expertise is valuable in our capital-intensive industry and his background in delivering strong results for a complex financial institution brings valuable skills to the Board. Mr. Davis also serves as a director of several nonprofit and educational institutions in the communities that we serve, bringing an enhanced awareness of our stakeholder base that is valuable to our business. Mr. Davis previously served as Lead Independent Director for four years and currently chairs our GCN Committee and serves on our Finance Committee.

Business Experience:

•  Executive Chairman, U.S. Bancorp, a multi-state financial holding company (April 2017 to present)

•  Chairman, U.S. Bancorp, (2007 to April 2017) and CEO (2006 to April 2017). In January 2017, U.S. Bancorp announced that Mr. Davis would be retiring from these positions effective April 18, 2017 and would become the Executive Chairman of U.S. Bancorp

•  President, U.S. Bancorp (2006 to January 2016)

Committees:

•  GCN (Chair)

•  Finance

2017 Xcel Energy Proxy Statement  |  19

Proposal No. 1

Director Qualifications and Experience:

With a long and distinguished career in the utility industry, Mr. Fowke provides the strategic focus and leadership needed to position the Company well for the future. Having served as the Company’s Chief Financial Officer, he has a strong background in finance, financial reporting, and shareholder outreach. His extensive experience in environmental issues, operations, and the energy business makes Mr. Fowke keenly familiar with the risks we face and provides unique insight into effective management of those risks that has delivered strong results over the long term. His tenure and involvement in the utility industry provides significant expertise in regulatory issues that are central to our business. With his service as a director of nonprofit institutions and utility industry organizations, he provides good understanding of not only the opportunities and challenges of our business, but also the customers and communities we serve. Mr. Fowke serves as Chairman of the Board.

Business Experience:

•  Chairman of the Board and CEO, Xcel Energy Inc. (2011 to present)

•  President, Xcel Energy Inc. (2009 to present)

•  Chief Operating Officer, Xcel Energy Inc. (August 2009 to August 2011)

•  Various Executive Positions with Xcel Energy Inc. since 2002

Committees:

•  None

Director Qualifications and Experience:

Mr. O’Brien has extensive executive experience that provides to the Board valuable strategic insight, leadership skills, and a sound understanding of delivering effective operations in an expansive and capital-intensive business. His acumen in financial reporting and accounting has been determined by our Board to qualify him as an audit committee financial expert. He is currently consulting in the areas of strategy and leadership and operating effectiveness with select mining and private equity firms considering investments in the mining industry. His background in both the mining and electric and gas industries is directly relevant to our business and he brings both valuable experience in effective management of environmental issues and expertise in industry and regulatory issues to our Board. He serves on our ONES and Audit Committees.

Business Experience:

•  Independent Consultant (October 2015 to current)

•  President and CEO, Boart Longyear Limited, a global provider of drilling services, equipment and performance tooling for mining and drilling companies globally (April 2013 to October 2015)

•  CEO, Newmont Mining Corporation, a global gold mining company (September 2012 to February 2013)

•   President and CEO, Newmont Mining Corporation (July 2007 to September 2012)

Committees:

•  ONES

•  Audit

20  |  2017 Xcel Energy Proxy Statement

Proposal No. 1

Director Qualifications and Experience:

Mr. Policinski’s extensive experience leading a rapidly growing, multinational food and agricultural cooperative provides valuable leadership experience, strategic insight, and experience in effectively addressing environmental issues. As president and CEO of the third-largest United States cooperative, Mr. Policinski has extensive experience in effectively managing operations, addressing new risks and regulatory requirements, and delivering value via effective growth management. He is well versed in finance and the financial reporting process. An active member of the community, Mr. Policinski serves as a director of a number of nonprofits, educational institutions and trade industry groups and provides a solid understanding of the communities we serve. Mr. Policinski was elected to serve as our Lead Independent Director in May 2016 and serves on our Finance Committee.

Business Experience:

•  President and CEO, Land O’Lakes, Inc., an agricultural and dairy cooperative (October 2005 to present)

•  Senior leadership positions at Land O’Lakes, Inc. and The Pillsbury Company, a grain processor and food production company

Committees

•  Finance

Director Qualifications and Experience:

With extensive experience leading large and complex businesses, Mr. Prokopanko brings leadership skills and strategic insight to the Board. Throughout his career he has gained valuable experience in creating growth, managing expansive operations, building key assets and effectively addressing environmental issues. His experience in commodities, with capital-intensive businesses, and as a director on other public companies brings valuable and relevant expertise to the Board. Mr. Prokopanko works with and serves on the boards of several nonprofit organizations and brings a thoughtful understanding of the communities we serve. He serves on our ONES and Audit Committees.

Business Experience:

•  President and CEO, The Mosaic Company, producer of phosphate and potash crop nutrients (January 2007 to August 2015)

•  Executive Vice President and COO, The Mosaic Company (July 2006 to January 2007)

•  Senior Leadership Positions, Cargill Corporation, trading, purchasing and distributing grain and other agricultural commodities (1999 to 2006)

Committees:

•  ONES

•  Audit

2017 Xcel Energy Proxy Statement  |  21

Proposal No. 1

Director Qualifications and Experience:

As leader of a management development and strategy planning business, Ms. Sampson brings valuable expertise and business experience to the Board. She provides valuable perspective in ethics and business conduct, talent acquisition, retention and development, diversity and social responsibility, all of which are important issues to our stakeholders. Her experience as a business owner provides insight into finance and the financial reporting processes. Ms. Sampson is the former CEO of the Greater Minneapolis Area Chapter of the American Red Cross and is a former and current board member of various religious and philanthropic organizations within the communities we serve. She serves on our Audit and Finance Committees.

Business Experience:

•  CEO, President and Owner, The Sampson Group, Inc., a management development and strategic planning business (1996 to present)

•  Former CEO, Greater Minneapolis Area Chapter of the American Red Cross

Committees:

•  Audit

•  Finance

Director Qualifications and Experience:

Mr. Sheppard brings to the Board extensive leadership experience in electric utilities, a solid understanding of the issues facing our industry, and valuable expertise on effective and efficient operations. He is a recognized expert in the nuclear industry, having overseen nuclear operations for major utilities and currently consulting on nuclear projects under development across the globe. His experience provides valuable insight, knowledge, business acumen, and judgment that is valuable to our nuclear operations and is extremely helpful to the Board. Mr. Sheppard serves on our ONES and GCN Committees.

Business Experience:

•  Independent Consultant (January 2011 to present)

•  Senior Vice President and Chief Nuclear Officer, Southern California Edison, an electric utility (September 2010 to December 2010)

•  Independent Consultant (January 2010 to August 2010)

•  Chairman, President and CEO, STP Nuclear Operating Company (April 2003 to December 2009)

•  Senior positions, South Texas Project, Sequoyah Fuels Corp. and Robinson Nuclear Project (1990 to 2003)

Committees:

•  ONES

•  GCN

22  |  2017 Xcel Energy Proxy Statement

Proposal No. 1

Director Qualifications and Experience:

Mr. Westerlund has extensive experience in corporate governance, environmental and workforce issues, bringing valuable insight to the Board. Having served as a senior executive in a Fortune 500 company, he brings leadership skills and business acumen to the Board. Mr. Westerlund was responsible for environmental health and safety, corporate compliance, security, real estate activities, and human resources, including labor and employee relations, and benefits while at Ball Corporation, and he brings extensive knowledge of compliance, corporate governance, compensation, and equal employment opportunity issues to the Board. He serves on the boards of a number of community organizations. He previously served as Chair of our GCN Committee, and currently serves on our GCN and Finance Committees.

Business Experience:

•  Executive Vice President, Administration and Corporate Secretary, Ball Corporation, a supplier of metal packaging, aerospace and other technologies and services (2006 to September 2011)

•  Senior level positions with Ball Corporation prior to 2006

Committees:

•  GCN

•  Finance

Director Qualifications and Experience:

Ms. Williams brings extensive experience in leadership with a major investment management company, providing valuable and unique strategic insights to the Board. Her strong financial background is particularly valuable in our capital-intensive industry and she has been determined to be an audit committee financial expert by our Board. She brings extensive expertise in risk assessment and management that is valuable for our business. She is active in the community and serves as a trustee of a number of nonprofit and educational boards. Ms. Williams is the chair of our Finance Committee and serves on our Audit Committee.

Business Experience:

•  Partner, Wellington Management Company, LLP, an investment and asset management company for institutional investors (1995 to 2005)

•  Leadership positions, Loomis, Sayles & Co., Inc., an investment management company, and Imperial Chemical Industries Pension Fund (prior to 1995)

Committees:

•  Finance (Chair)

•  Audit

2017 Xcel Energy Proxy Statement  |  23

Proposal No. 1

Director Qualifications and Experience:

With a career as a senior executive in consumer products industries, Mr. Wolf brings strategic insight, business acumen and valuable experience to the Board. He served as Chief Financial Officer of a major corporation and contributes valuable experience in and knowledge of finance, reporting and governance. Mr. Wolf has been determined to be an audit committee financial expert by our Board. Having led both organizations and the integration of organizations, Mr. Wolf has a sound understanding of business risk and effective risk management oversight. He serves as a director of several nonprofit and educational organizations. Mr. Wolf is chair of our Audit Committee and serves on our ONES Committee.

Business Experience:

•  President, Wolf Interests, Inc., an investment company (June 2010 to present)

•  Chief Integration Officer, MillerCoors Brewing Company LLC, a consumer beverage product company (2008 to June 2010)

•  Prior leadership positions with Molson Coors Brewing Company and Coors Brewing Company

Committees:

•  Audit (Chair)

•  ONES

Director Qualifications and Experience:

With extensive experience in banking and economic development, Mr. Yohannes provides valuable strategic insight and leadership skills. He was nominated by President Barack Obama to serve as the United States Ambassador to the Organization for Economic Cooperation and Development in 2014. Prior to his government service, Mr. Yohannes specialized in financial services and the renewable energy sector. He is passionate about protecting the environment and provides experience in effectively addressing environmental issues. Mr. Yohannes is active in his community and has served on various nonprofit boards and civil organizations.

Business Experience:

•  United States Ambassador and Permanent Representative to the Organization for Economic Cooperation and Development, including the International Energy Agency and the Nuclear Energy Agency (April 2014 to January 2017)

•  Chief Executive Officer, Millennium Challenge Corporation, an independent U.S. Government foreign aid agency (November 2009 to April 2014)

Committees:

•  None

24  |  2017 Xcel Energy Proxy Statement

Beneficial Ownership of Certain Shareholders

Beneficial Ownership of Certain Shareholders

Share Ownership of Directors and Officers

The table below provides the beneficial ownership of our common stock as of March 21, 2017 for: (a) each director and director nominee; (b) the executive officers named in the Summary Compensation Table; and (c) the directors and current executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) of the shares noted. None of the listed individual directors, officers, or director nominees beneficially owned more than one percent of our common stock. The directors and executive officers as a group beneficially owned less than one percent of our common stock on March 21, 2017. None of the shares owned by our directors or executives are subject to any type of pledge.

Name and Principal Position of Beneficial Owner	Common Stock(1)	Restricted Stock	Total Shares Beneficially Owned		Stock Equivalents(2)
Gail K. Boudreaux Director	1,780	—	1,780		42,522
Richard K. Davis Director	7,697	—	7,697		58,223
Richard T. O’Brien Director	2,000	—	2,000		37,006
Christopher J. Policinski Director	2,000	—	2,000		68,731
James T. Prokopanko Director	1,000	—	1,000		7,715
A. Patricia Sampson Director	2,398	—	2,398		128,950
James J. Sheppard Director	1,000	—	1,000		34,029
David A. Westerlund Director	7,750	—	7,750		102,245
Kim Williams Director	1,188	—	1,188		70,739
Timothy V. Wolf Director	4,300	—	4,300	(3)	53,994
Daniel Yohannes Director	—	—	—		165
Ben Fowke Chairman, President and Chief Executive Officer	533,788	21,958	555,746		68,213
Robert Frenzel Executive Vice President and Chief Financial Officer	—	7,620	7,620		—
Kent Larson Executive Vice President and Group President, Operations	84,432	2,245	86,677		24,886
Marvin McDaniel, Jr. Executive Vice President, Group President, Utilities and Chief Administrative Officer	92,976	2,143	95,119		39,841
Scott Wilensky Executive Vice President, General Counsel	134,838	—	134,838		590
Teresa Madden Former Executive Vice President and Chief Financial Officer	124,807	—	124,807	(4)	—
Directors and Current Executive Officers as a group (23 persons)	1,063,830	40,212	1,104,042		931,584

(1)	On March 21, 2017, the closing price of our common stock on the NYSE was $44.36.

(2)	Common stock equivalents represent (i) the share equivalents of our common stock held by executive officers under our deferred compensation plan as of March 21, 2017, and (ii) stock equivalent units held under the directors’ SEP as of March 21, 2017. For information on common stock equivalents granted during 2016 and holdings at December 31, 2016, see page 59. The information in this column is not required by the rules of the SEC because these share equivalents carry no voting rights and the recipient does not have the right to acquire any underlying shares within 60 days of March 21, 2017. Nevertheless, we believe that this information provides a more complete picture of the financial stake that our directors and executive officers have in the Company.

(3)	Mr. Wolf’s son owns 300 of these shares. Mr. Wolf disclaims beneficial ownership of these shares.

(4)	Ms. Madden retired effective June 30, 2016. Shares reflected in this table for Ms. Madden are as of March 21, 2017.

2017 Xcel Energy Proxy Statement  |  25

Beneficial Ownership of Certain Shareholders

Largest Owners of Xcel Energy’s Shares

The table below provides information as to each person or entity known to us to be the beneficial owner of more than five percent of our common stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	41,998,237(1)	8.3%
JPMorgan Chase & Co. 270 Park Ave. New York, NY 10017	25,637,897(2)	5.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	34,010,051(3)	6.7%
State Street Corporation One Lincoln Street Boston, MA 02111	25,508,425(4)	5.0%

(1)	The information contained in the table and this footnote with respect to BlackRock, Inc. is based solely on a Schedule 13G/A filed by the listed person with the SEC on January 27, 2017. The filing indicates that as of December 31, 2016, BlackRock, Inc. had sole voting power for 36,738,832 shares and sole dispositive power for 41,998,237 shares.

(2)	The information contained in the table and this footnote with respect to JPMorgan Chase & Co. is based solely on a Schedule 13G/A filed by the listed person with the SEC on January 19, 2017. The filing indicates that as of December 30, 2016, JPMorgan Chase & Co. had sole voting power for 23,389,012 shares, shared voting power for 204,549 shares, sole dispositive power for 25,326,966 shares and shared dispositive power for 297,474 shares.

(3)	The information contained in the table and this footnote with respect to The Vanguard Group, Inc. is based solely on a Schedule 13G/A filed by the listed person with the SEC on February 10, 2017, The filing indicates that as of December 31, 2016, The Vanguard Group, Inc. reported that it had sole voting power for 842,477 shares, shared voting power for 143,855 shares, sole dispositive power for 33,080,766 shares and shared dispositive power for 929,285 shares. The Vanguard Group, Inc. also reported that (i) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 656,430 shares as a result of its serving as investment manager of collective trust accounts and (ii) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 458,902 shares as a result of its serving as investment manager of Australian investment offerings.

(4)	The information contained in the table and this footnote with respect to State Street Corporation is based solely on a Schedule 13G filed by the listed person with the SEC on February 10, 2017. The filing indicates that as of December 31, 2016, State Street Corporation reported that it had shared voting power for 25,508,425 shares and shared dispositive power for 25,508,425 shares.

26  |  2017 Xcel Energy Proxy Statement

Proposal No. 2

Proposal No. 2

Advisory Vote on Frequency of Advisory Vote on Executive Compensation

Recommendation and Background

We are submitting a non-binding, advisory proposal to shareholders to indicate how frequently we should seek an advisory vote on executive compensation. Under this proposal, our shareholders may indicate they would prefer to have an advisory vote on executive compensation every one, two or three years.

Our GCN and Board believe that a frequency of every ONE year for the advisory vote on executive compensation is the best approach for Xcel Energy and its shareholders.

Our GCN and Board believe that an annual vote will allow our shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in our proxy statement each year. The GCN, which administers the Company’s executive compensation program, values the opinions expressed by shareholders in these votes. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

In voting on this proposal, you should mark your proxy for ONE, TWO or THREE based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you may abstain. Shareholders will not be voting to approve or disapprove the Board’s recommendation. Although this advisory vote on the frequency of the “say on pay” vote is nonbinding, the Board and GCN will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Vote Required

The Board will consider shareholders to have selected the frequency option receiving the most votes among the choices. Abstentions and broker non-votes will have no effect on this matter.

✓

Your Board recommends a vote to hold “say on pay” votes

every ONE year (as opposed to every two or every three years).

Proxies solicited by the Board will be voted for ONE year,

unless a different vote is specified.

2017 Xcel Energy Proxy Statement  |  27

Proposal No. 3

Proposal No. 3

Advisory Vote on Executive Compensation

Recommendation and Background

Our Board recognizes that performance-based executive compensation is an important element in driving long-term shareholder value. We are seeking shareholders’ views on the compensation of named executive officers identified in the Executive Compensation Tables section of this proxy statement through an advisory vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2017 proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Company’s goal for its executive compensation program is to align executive leadership’s interests with those of our shareholders, customers and employees. The Board believes our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our shareholders.

Shareholders are urged to read the CD&A and other information included in the Executive Compensation Tables section of this proxy statement. The GCN and the Board believe that the information provided in these sections demonstrate that our executive compensation program aligns our executives’ compensation with our short-term and long-term performance and provides the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success.

As an advisory vote, this proposal is not binding upon the Company. However, the GCN, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required

The Board will consider shareholders to have approved our executive compensation if the shares voted “FOR” the proposal exceed the shares voted “AGAINST.” Abstentions and broker non-votes will have no effect on this matter. Proxies solicited by the Board will be voted “FOR” the approval of our executive compensation, unless a different vote is specified.

✓	Your Board recommends a vote “FOR” approval of the advisory vote on compensation.

28  |  2017 Xcel Energy Proxy Statement

Compensation Discussion and Analysis

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for 2016 for named executive officers (“NEOs”), who appear in the Summary Compensation Table and other compensation tables contained in this Proxy Statement.

Compensation Discussion and Analysis Table of Contents

2017 Xcel Energy Proxy Statement  |  29

Compensation Discussion and Analysis

Highlights

2016 Performance

Our strong financial and operational performance is enhanced by our continued focus on environmental leadership, positioning Xcel Energy well for meeting long-term shareholder interests.

	Financial Performance	Environmental Leadership
	• Three- and five-year TSR better than our benchmarks • Met ongoing EPS guidance • Increased our dividend	• 30% reduction in carbon emissions since 2005 • More than 7,500 megawatts of wind and solar capacity
Customer Safety, Affordability and Loyalty	Grid and Plant Reliability	Employee Safety

•  Top quartile performance for preventing damages to buried gas facilities

•  Operating and maintenance expenses held flat for the past two years

•  Industry leader in focusing on the Net Promoter Score customer loyalty metric

	• Recognized for strong emergency response by the Edison Electric Institute • Invested more than $22 million to enhance grid information and security capabilities	• 2nd best year ever in 2016 for employee safety based on number of injuries (OSHA recordable) • 50% reduction in employee injuries since 2009

2016 Compensation

No significant changes were made to our executive compensation program in 2016, which continues to be primarily variable compensation based on performance outcomes. We continue to monitor evolving best practices to ensure our talent needs for attraction, motivation and retention are met, and we continue to assess certain features of our programs compared to market practices.

Our solid operational and financial performance resulted in the following 2016 compensation outcomes:

•	The 2016 annual incentive awards achieved 127 percent of target. This payout is reflective of our results which focus on operational performance and financial results, as described in the Annual Incentives section beginning on page 35.

•	Performance-based long-term incentive awards granted in 2014 achieved approximately 182 percent of target (plus accrued dividend equivalents). This payout reflects very strong relative TSR performance and meeting our environmental commitments by reducing carbon dioxide emissions, as described in the Long-Term Incentives section on pages 36 to 37.

Compensation Philosophy

Our executive compensation programs are designed to align the interests of our executives with the interests of our shareholders, customers and employees. Our compensation philosophy is based on the following principles:

Performance- based	Market Competitive	Equity-based Incentive

• Majority of compensation is at risk, and pay is aligned with performance • Motivates achievement of financial, operational and stock price performance goals	• Enables us to attract and retain talented leaders • Compares us to a 21-member industry peer group	• Focus on long-term shareholder value • Aligns executive interests with those of shareholders and rewards for strategic success

This philosophy, which includes significant emphasis on pay for performance, is applied consistently across all executives; however, individual compensation may be differentiated based on scope of responsibilities, experience, and contributions to Company results.

30  |  2017 Xcel Energy Proxy Statement

Compensation Discussion and Analysis

Executive Compensation Practices

Our compensation practices for NEOs are outlined below. These practices reflect our compensation philosophy and help ensure sound corporate governance practices.

	•	Pay for performance as a substantial percentage of each NEO’s total direct compensation is variable and at risk through performance-based metrics
	•	Conduct an annual “say-on-pay” advisory vote
	•	Use an appropriate peer group when establishing compensation
	•	Review tally sheets when making executive compensation decisions
	•	Balance short- and long-term incentive performance goals to reflect operating and strategic objectives
	•	Strong emphasis on long-term equity compensation
	•	Align executive compensation with shareholder returns through long-term incentives
What We Do	•	Include caps on individual payouts in incentive plans
	•	Subject equity grants to non-solicitation covenants
	•	Set significant stock ownership guidelines for NEOs, other executives and non-employee directors
	•	Require minimum vesting periods for equity based awards and all shares are to be held until stock holding requirements and ownership achieved
	•	Mitigate undue risk-taking in compensation programs
	•	Include recoupment provision in our long-term incentive program
	•	Include criteria in incentive plans to maximize tax deductibility
	•	Maintain an independent GCN
	•	Retain an independent compensation consultant

	•	Provide employment contracts
	•	Permit executives to hedge their company stock
What We Don’t Do	•	Provide tax gross-ups for new executive officer participants in the Senior Executive Severance Policy
	•	Provide tax gross-ups on executive perquisites except for circumstances regarding relocation
	•	Provide unusual or excessive perquisites
	•	Supplement service credit to newly-hired officers under any of the Company’s qualified or non-qualified retirement plans

Impact of 2016 Say on Pay Vote

Each year, Xcel Energy provides shareholders with a non-binding “say-on-pay” vote on its executive compensation programs.

The GCN evaluated results of the say-on-pay vote, and in light of the broad shareholder support of our executive compensation programs, the GCN decided to maintain the core design of our compensation programs. The GCN will continue to consider the outcome of future say-on-pay votes, in addition to various other factors, when making future compensation decisions.

94% of the votes cast were in favor of our executive compensation programs and policies

2017 Xcel Energy Proxy Statement  |  31

Compensation Discussion and Analysis

What We Pay and Why

Establishing Target Compensation

At the GCN’s request, Meridian, its independent compensation consultant, presented its annual market assessment comparing our executive compensation programs and compensation against our peer group for:

•	base salary;

•	total cash compensation (base salary plus target annual incentive); and

•	total direct compensation (total cash compensation plus target long-term incentive).

To provide a broad perspective of the competitive market, Meridian analyzed data for various market pay levels, including the 25th, 50th and 75th percentiles. We consider compensation to be market competitive if it is within a competitive range of the median of the peer group.

For 2016, the GCN made pay decisions based on this annual market assessment of compensation and specific factors about each NEO, including individual performance, experience, internal equity, Company results, scope and responsibility, retention and the NEO’s role in succession planning.

The GCN exercises its independent judgment to approve the compensation level for the CEO. For all other executive officers, the GCN considers the CEO’s recommendation for setting compensation levels. The GCN approved compensation for the CEO and all other executive officers that is aligned with the Company’s overall compensation philosophy described above.

Peer Group

Our peer group of 21 U.S.-based publicly traded energy services companies is generally consistent from year to year (subject to changes resulting from mergers and acquisitions) and was developed by Meridian to approximate the competitive market in which we compete for talent. The companies were selected primarily based on the following criteria:

•	Utilities with similar revenue and market capitalization.

•	Part of the market for which we compete for talent and investor capital.

•	Similar operating models and challenges with their regulated utility businesses.

•	Included in an executive compensation survey database for which compensation information is available for a cross-section of executive and managerial roles.

The peer group, at year-end, is comprised of the following companies:

2016 Peer Group Companies
Ameren	Duke Energy	PG&E Corporation
American Electric Power	Edison International	PPL
CenterPoint Energy	Entergy	Public Service Enterprise Group
CMS Energy	Eversource Energy	Scana
Consolidated Edison	Exelon	Sempra Energy
Dominion Resources	First Energy	Southern Company
DTE Energy	NextEra Energy	WEC Energy Group

In December 2015 at the time 2016 compensation was assessed:

•	The median revenue for the peer group was $12.4 billion as compared to our revenue of $11.7 billion.

•	The median market capitalization for the peer group was $20.0 billion as compared to our market capitalization of $18.0 billion.

32  |  2017 Xcel Energy Proxy Statement

Compensation Discussion and Analysis

Executive Compensation Elements

The following table provides information regarding the elements of total direct compensation for our NEOs in 2016:

	Base Salary	Annual Incentive	Long-term Incentive: Performance Shares	Long-Term Incentive: Restricted Stock Units
Primary Purpose	Motivation, Attraction and Retention
	Reward for ongoing work performed	Reward short-term performance	Reward long-term performance
	Continuity	Align Interest with customers, shareholders and employees	Align interest with customers and shareholders
Recipients	All NEOs
Reviewed	Annually
Payment	Ongoing	In February following end of performance period
Cash / Equity	Cash	Cash or Equity at executive officer’s election	Majority is equity with balance as cash	Equity
Performance Period	Ongoing	1 year	3 years

In addition, the company provides the following retirement and post-employment programs:

Retirement and Post-employment programs
Pension Plan (qualified and non-qualified) • Provides retirement income for eligible participants based on fixed plan-based formulas.
Supplemental Executive Retirement Plan (SERP) • CEO is the sole participant; closed to new participants in 2008. • Provides supplemental retirement income in addition to the pension benefits.

401(k) Savings and Deferred Compensation Plan

•      Provides for savings opportunities by deferring salary up to tax code limitations (401(k)) and salary, annual incentive and/or long-term incentive (Deferred Compensation).

Severance and Change in Control • Provides compensation and benefits in the case of involuntary termination without cause.

Perquisites offered by the Company are very limited in nature and scope.

2017 Xcel Energy Proxy Statement  |  33

Compensation Discussion and Analysis

Mix of Total Compensation

We balance the mix of compensation by delivering a blend of short- and long-term incentives that are consistent with prevailing market practice. This approach has effectively resulted in 86 percent of total direct compensation for the CEO and 74 percent of total direct compensation for other NEOs to be in the form of variable compensation, with the remainder representing fixed compensation. The GCN and the Board believe this design encourages a balance of short- and long-range strategic thinking, which is important given the long-term nature of utility operations and the capital investment necessary for such operations.

The following charts illustrate the mix of total direct compensation for the CEO and other NEOs at target performance.

Overview of Target Total Compensation for 2016

The GCN set 2016 base salary, target annual incentive awards and target long-term incentive awards for all Xcel Energy executive officers, including the NEOs. The GCN believes these compensation levels align and are competitive with the market for the utility industry. The table below shows the base salary and target awards for short-term and long-term incentives for each NEO who continued to serve as an NEO throughout 2016.

	Annualized Base Salary ($)	Annual Incentive Target (% of Base Salary)	Long-term Incentive Targets
Named Executive Officer			Performance Shares ($)	Restricted Stock Units ($)	Total ($)
Ben Fowke, Chairman, President and CEO	1,200,000	120%	4,640,000	1,160,000	8,440,000
Bob Frenzel, Executive Vice President, CFO	600,000	70%	960,000	240,000	2,220,000
Kent Larson, Executive Vice President and Group President, Operations	550,000	75%	984,000	246,000	2,192,500
Marvin McDaniel, Jr., Executive Vice President, Group President, Utilities and Chief Administrative Officer	550,000	75%	984,000	246,000	2,192,500
Scott Wilensky, Executive Vice President, General Counsel	505,000	65%	700,000	175,000	1,708,250

Base Salary

Base salary provides a fixed element of regular income. The amount of base salary set by the GCN is competitive in the utility industry. A key consideration is the median base salary rates at peer companies, although the GCN has flexibility to review other relevant factors as outlined in our compensation philosophy. The base salaries for the NEOs were, in aggregate, just below the median of base salaries of our peer companies.

34  |  2017 Xcel Energy Proxy Statement

Compensation Discussion and Analysis

Annual Incentive

In February 2016, our management recommended goals to the GCN based on an evaluation of prior performance and available objective metrics and benchmarks. These goals are designed to not encourage short-term thinking or behavior that could threaten the value of the Company or the investment of its shareholders. The Committee established the annual incentive program (“AIP”) which determines awards based on these goals as approved and Company financial performance as follows:

•	Up to 150 percent of a target award, which is determined by multiplying base salary and the target percent, is based on the weighted actual achievement of our operational metrics outlined below and a funding factor multiplier, that is based on EPS results, which can be adjusted for certain identified financial impacts.

•	Up to an additional 50 percent is based on attaining superior financial performance as measured by EPS.

•	When combined, award payouts range from 0 percent to 200 percent of a participant’s target award.

The table below discloses the GCN approved corporate operational goals and actual results for the AIP in 2016:

2016 Corporate Goal	Key Performance Indicator	Threshold Performance	Target Performance	Maximum Performance	2016 Actual Performance	% Payout	% Weight	Weighted Calculation
Customer	Customer Loyalty (Net Promoter Score)	30th percentile	50th percentile	70th percentile	56th percentile	115.00%	10%	11.5%
	O&M Cost Management (recoverable O&M)(1)	2.5%	1.0%	0.0%	-0.40%	150.00%	25%	37.5%
Reliability	Public Safety (damages per 1000 locates)	1.45	1.30	1.25	1.34	86.67%	15%	13.0%
	Customer Electric Reliability (SAIDI)	99	92	87	92	100.00%	15%	15.0%
	Power Plant Availability (unplanned outage rate)	83%	87%	91%	87%	100.00%	15%	15.0%
Employee	Employee Safety (OSHA Recordable Incident Rate(2))	1.14	0.92	0.85	1.02	150.00%	20%	30.0%
	Results on Operational Metrics						100%	122.0%
	Overall Result, as described below							127.0%

(1)	The O&M growth rate shall not be impacted by new types of O&M expense (such as a new category of amortization of expense) that are directly offset by revenue in a rate proceeding.

(2)	The OSHA Recordable Incident Rate will be reduced to Threshold level if an employee fatality occurs or increased to Maximum level if no employee fatality occurs and there are no direct personal primary voltage electrical contacts that result in an OSHA Recordable injury or unplanned natural gas ignitions and the OSHA Recordable Incident Rate is above Threshold.

Annual incentive awards are, in part, based on EPS, which can be adjusted for certain identified financial impacts. For 2016, no adjustments were made to EPS. When EPS is below a certain threshold, awards will not be paid. If EPS is in the lower end of initial earnings guidance, or $2.12 to $2.20, then operational results can be modified by a funding factor multiple of 50 percent to 100 percent. If EPS is at $2.21 or greater, then the operational results can be modified by a funding factor multiple of 100 percent to 150 percent, not to exceed 150 percent overall result. For 2016, the operational results were not modified by the funding factor.

Superior financial performance is recognized and rewarded as a pre-defined percentage of each NEO’s target annual incentive award. For 2016, an additional 5 percent of target annual incentive awards was awarded based on the achieved EPS result of $2.21 per share, as reported on February 2, 2017, which was above the midpoint of the guidance range. When combined with the operational results awards were paid at 127 percent of target. The GCN has the discretion to take individual executive performance into consideration in setting final awards but did not do so for any NEOs.

Annual incentives are determined under the Xcel Energy Inc. Omnibus Incentive Plan (the “Plan”).

2017 Xcel Energy Proxy Statement  |  35

Compensation Discussion and Analysis

Long-Term Incentives

Grant of 2016-2018 LTI Awards

Long-term incentive compensation is approximately 69 percent of the CEO’s target total direct compensation and 55 percent of the average of the other NEOs’ target total direct compensation and is primarily performance-based. Prior to vesting, long-term incentive awards may not be sold, encumbered or otherwise transferred by the participant. Stock earned under long-term incentive compensation is subject to our Stock Ownership Policy (see page 38).

For 2016, our long-term incentive program had two components which provide a balance between performance-oriented opportunities and service-based opportunities:

•	Performance shares targeted to deliver 80 percent of each executive officer’s long-term incentive opportunity; and

•	RSUs targeted to deliver the remaining 20 percent.

The following describes the performance-based long-term incentive grants for the three-year period ending December 31, 2018.

Performance Shares based on the Company’s Relative TSR	Performance Shares based on Carbon Dioxide Emissions Reduction

For performance between percentiles, the number of performance shares earned shall be determined by straight line interpolation

Based on the achievement of specified levels of the Company’s TSR relative to our peer group, with the payout ranging from 0 percent to 200 percent.	Based on the achievement of specified reductions in carbon dioxide emissions, with the payout ranging from 0 percent to 200 percent.
The goal links the interest of executive officers with shareholders by rewarding management for creating shareholder value when compared to utility industry peer companies.	This goal supports our strong environmental stewardship.

Dividend equivalents are credited on each granted award during the three-year cycle to the same extent that dividends are paid on shares of our common stock.

Credited dividend equivalents are paid solely to the extent the underlying performance share vests based on the achievement of the applicable performance goal. If the applicable threshold performance goal is not achieved at the end of the three-year performance cycle, then all associated performance shares and dividend equivalents would be forfeited.

Each performance share represents one share of Xcel Energy common stock.

Grant awards, at Target: • CEO: 81,232 • Other NEOs range: 12,255 to 17,227	Grant awards, at Target: • CEO: 48,739 • Other NEOs range: 7,353 to 10,336
Generally paid as 50 percent cash and 50 percent shares.	Generally paid as shares.

36  |  2017 Xcel Energy Proxy Statement

Compensation Discussion and Analysis

Restricted Stock Units Subject to Service-Based Vesting

These RSUs, granted in 2016, vest upon the third anniversary of the grant, provided that the NEO remains continuously employed until such anniversary. They serve as an important continuity and retention tool. Each RSU represents one share of our common stock. Awards will also vest pro rata tor NEOs who are at least 55 years of age and have 10 years of service in the event that any such NEO leaves the company for any reason, other than with cause, during the term of the grant.

Dividend equivalents are credited on each granted RSU during the vesting period to the same extent that dividends are paid on shares of our common stock, but such dividend equivalents are paid solely to the extent the underlying RSU vests based on the satisfaction of the service requirement.

For 2016, the CEO was awarded 32,494 RSUs and the other NEOs were awarded from 4,902 to 6,891 RSUs.

The Performance Share and RSU grants are included in the Grants of Plan-Based Awards table on pages 44 to 45.

Settlement of 2014-2016 LTI Awards

For 2014, the long-term incentive program had two components — Performance Shares and Restricted Stock Units. The following describes the results of these award grants for the three-year period ended December 31, 2016.

Performance Shares based on the Company’s Relative TSR	Performance Shares based on Carbon Dioxide Emissions Reduction

Results are due to strong operational and earnings growth performance over the three-year period. The performance outcome is at the 75th percentile which results in a 171.4 percent of target payout.

Results are due to implementing renewables, being a leader in resource plans, energy efficiency programs and favorable market conditions. The performance outcome is above the maximum payout or a 25 percent reduction over 2005 levels which results in a 200 percent of target payout.

Earned awards: • CEO: 160,374 • Range for other NEOs who continued to serve as an NEO throughout 2016: 0 to 30,472	Earned awards: • CEO: 112,262 • Range for other NEOs who continued to serve as an NEO throughout 2016: 0 to 21,329
These awards include dividend equivalents credited over the three-year performance cycle.

Restricted Stock Units Subject to Service-Based Vesting

In 2014, we granted to each NEO restricted stock units that vested upon the third anniversary of the grant, provided such NEO remained continuously employed for the three-year period.

The CEO earned 37,421 restricted stock units and the other NEOs earned from 0 to 7,111 restricted stock units, all of which included dividend equivalents credited over the three-year cycle.

These earned Performance Shares and Restricted Stock Unit awards are included in the Option Exercises and Stock Vested Table on page 48.

2017 Xcel Energy Proxy Statement  |  37

Compensation Discussion and Analysis

Retirement and Deferred Compensation Benefits

In 2016, the Company provided retirement benefits to executive officers under the Xcel Energy qualified and non-qualified pension plans. The role of the pension plans in executive compensation is the same as it is for other employees: to provide income during retirement and aid in the retention of qualified employees. The qualified pension plan includes earnings up to the Internal Revenue Service’s established limits and the benefit may be payable in a manner that results in individual income tax advantages. The non-qualified pension plan includes earnings, if any, above the same Internal Revenue Service limit. The 2016 Internal Revenue Service earnings limit was $265,000.

Xcel Energy maintains a Supplemental Executive Retirement Plan (“SERP”), which was closed to new participants in 2008. Benefits continue to accrue for Mr. Fowke who remains the sole participant in the SERP. The SERP provides a benefit to the officer participating which is offset by the qualified and non-qualified pension plan benefits. Covered compensation for the purposes of calculating SERP benefits includes base salary and annual incentive awards. Long-term incentive payments are not included in covered compensation. The SERP benefit is valued as a 20-year annuity, but is payable as a lump sum after the officer’s termination of employment. Unreduced benefits are payable at age 62; benefits are payable as early as age 55, reduced 5 percent for each year that the benefit commencement date precedes age 62.

Each executive officer is eligible to participate in Xcel Energy’s 401(k) Savings Plan and Deferred Compensation Plan. The plans allow executive officers, like other eligible employees, to defer a portion of their base salary and all or a portion of their annual incentive award up to certain IRS limits. The plan also allows executive officers to defer all or a portion of their performance-based long-term incentive awards. For 2016, the Company matched 50 percent of base salary deferrals (up to 8 percent deferred), netting to a maximum 4 percent, for eligible matching contributions. One of the purposes of the Deferred Compensation Plan is to allow for a full employer matching contribution that cannot be contributed under the Company’s qualified retirement plans due to the Internal Revenue Service Code limitations.

Additional Compensation Program Features and Policies

Severance Policy

The Company provides severance benefits to NEOs in accordance with the Xcel Energy Senior Executive Severance and Change in Control Policy (as amended, the “Severance Policy”). The Board or the GCN may name additional participants. The GCN believes the Severance Policy provides a competitive severance benefit that retains key talent during a critical and potentially protracted period of uncertainty and provides a competitive pay arrangement in the event the Company undergoes a change in control and the executive is not retained following the completion of such event. Outside of change in control situations, the Severance Policy also encourages executive officers to focus on the interests of Xcel Energy and its shareholders without undue concern that the officer will be terminated without compensation and benefits.

The benefits payable under the Severance Policy are discussed in more detail under Potential Payments Upon Termination or Change in Control beginning on page 54.

Employment Contracts

Neither our CEO nor any of our other executive officers have employment contracts.

Stock Ownership Requirements

Our Stock Ownership Policy is an important feature of our compensation plan that helps to ensure alignment of executive interests with those of our shareholders. The share ownership guideline for each executive is based on the executive’s position. Executives are expected to achieve the applicable ownership requirement within five years of the date they assume their current executive position.

Each executive is required to hold the net shares acquired through the Company’s compensation plans for a period of at least one year from the date the GCN certifies results and authorizes payment of an award. These holding periods apply to shares acquired through the Company’s compensation plans even if the executive is otherwise already in compliance with the stock ownership requirements. If an executive is not in compliance with the ownership requirement within the required time period, the executive must elect to receive payment of any incentive awards in stock and must retain 100 percent of the net shares (after-tax) delivered to him or her until the ownership requirement is met.

38  |  2017 Xcel Energy Proxy Statement

Compensation Discussion and Analysis

As of March 21, 2017, all current NEOs, have achieved, or are on track to achieve, the stated share ownership requirement by the date specified for achievement. All shares of common stock that the executive owns as well as amounts deferred into Xcel Energy stock count toward compliance with the ownership guidelines. The table below shows the value of shares of common stock that each NEO must hold by the required dates expressed as a multiple of base salary.

CEO	5x base salary

Named Executive Officers	3x base salary

All Other Executive Officers	2x - 3x base salary

Equity Grant Practices

We follow these practices regarding the timing of equity compensation grants:

•	Performance shares and RSUs are normally approved on the date of the regularly scheduled December GCN meeting and granted on the first trading day of the fiscal year.

•	Off-cycle grants to employees and new hires are made after the trading window opens following the earnings release for the quarter in which the triggering event occurred.

•	Grants to newly promoted executive officers or otherwise made as described above are made either (i) on the day the GCN approves the grant for a promotion that has already occurred or is occurring concurrently; or (ii) on the effective date of a promotion for promotions or grants that become effective at a future date.

•	In years where we pay out annual incentive awards, we issue the common shares and restricted shares of our common stock to executives who have elected to receive their award in common stock on the regularly scheduled date of the February GCN meeting.

Hedging and Pledging

We prohibit the use of any hedging or similar transactions related to our shares for directors and all employees, including executives. In addition, the pledging of shares by executive officers and directors is only allowed if the executive officer or director receives approval from the securities trading policy committee prior to pledging the shares. No directors or executive officers have pledged shares of our common stock. The Board believes that these policies are consistent with our philosophy that senior executives’ and directors’ interests should be aligned with those of our long-term shareholders through equity ownership.

Recoupment

The Company has recoupment provisions in place to provide the right to recover certain payments made to executives or other employees as required by Dodd-Frank.

In addition, Xcel Energy may recover all or a portion of paid long-term incentive awards:

•	For a period of up to three years if there is a miscalculation that results in a materially incorrect payment

•	If an individual is terminated for fraud or misconduct

Further, Xcel Energy may cancel outstanding and unvested LTI grants for individuals who were determined to be engaged in fraud or misconduct and whose actions likely resulted in a material adverse impact to the company, whether operational, financial or reputational.

2017 Xcel Energy Proxy Statement  |  39

Compensation Discussion and Analysis

Risk Assessment

Our compensation programs are designed to motivate performance while not promoting behaviors that create undue risk. The GCN considers several risk factors in establishing executive compensation programs, when setting compensation levels and when selecting target measures for variable compensation programs.

•	Designed to align shareholder, customer and employee interests.

•	Performance metrics are clear, easily identifiable and are based on variables that are generally accepted in the market, such as EPS and TSR.

•	Performance metrics align to our business strategy.

•	Long-term incentives have three-year vesting periods to encourage long-term decision making and value creation.

•	Incentive metrics are subject to auditing and internal controls which apply to performance achievement and reporting of results.

•	Payout ranges are understood and capped.

•	Performance, structure and target incentive opportunities are comparable to those of our industry or peer companies.

•	Our Stock Ownership Policy requires that executive officers retain a substantial stake in the Company so that executive interests are long-term in nature.

•	Recoupment provisions are in place as described above.

Deductibility of Executive Compensation under IRC Section 162(m)

Federal tax law limits the deductibility of executive compensation in excess of $1,000,000 paid for any fiscal year to our highest paid executive officers other than our chief financial officer; however, the statute exempts qualifying performance-based compensation when specified conditions are met. In general, the GCN intends to structure incentive-based compensation awards to maintain the deductibility of executive compensation. The AIP includes pool funding to ensure awards to NEOs meet the requirements for tax deductibility under Section 162(m) of the Tax Code. The maximum pool that can be used to pay annual incentives to NEOs is 2 percent of Operating Income. There are additional caps including no more than 40 percent of the pool can be awarded to the CEO and 10 percent to each other NEO. The Committee did not award the full amount authorized by this pool funding and the amounts awarded are well below the caps. The GCN maintains the discretion to award compensation that exceeds Section 162(m)’s deductibility limit.

40  |  2017 Xcel Energy Proxy Statement

Report of the Compensation Committee

Report of the Compensation Committee

The GCN, in its capacity as the compensation committee of the Board, has reviewed and discussed with management the CD&A in this proxy statement. Based on the review and discussions referred to above, the GCN recommended to the Company’s Board that the CD&A be included in the Company’s proxy statement on Schedule 14A.

Compensation Committee

Richard K. Davis, Chair

Gail K. Boudreaux

James J. Sheppard

David A. Westerlund

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Executive Compensation Tables

Executive Compensation Tables

Summary Compensation Table

The following table summarizes the primary elements of compensation paid or granted to our named executive officers. See the CD&A above for a description of our executive compensation program to gain an understanding of the information disclosed in this and the following tables.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Ben Fowke	2016	1,200,000	—	5,800,001		1,828,800	2,638,417	52,902	11,520,120
Chairman, President and CEO	2015	1,200,000	—	6,123,614		1,224,275	830,969	54,312	9,433,170
	2014	1,200,000	—	5,893,803		1,512,236	4,187,624	76,814	12,870,477

Robert Frenzel(7)	2016	397,500	—	2,120,102	(8)	266,700	14,402(9)	281,226	3,079,930
Executive Vice President, Chief Financial Officer

Kent Larson	2016	550,000	—	1,230,008		523,875	373,654	24,608	2,702,145
Executive Vice President and Group President, Operations	2015	550,000	—	1,050,008		532,956	499,192	24,585	2,656,741
	2014	550,000	—	1,170,085		427,902	749,611	35,162	2,932,760

Marvin McDaniel, Jr.	2016	550,000	—	1,230,008		523,875	366,599	25,950	2,696,432
Executive Vice President, Group President, Utilities and Chief Administrative Officer	2015	550,000	—	1,050,008		532,956	236,108	24,741	2,393,813
	2014	525,000	—	1,010,088		408,453	540,685	33,987	2,518,213

Scott Wilensky	2016	505,000	—	940,665		354,346	231,611	23,812	2,055,434
Executive Vice President, General Counsel	2015	505,000	—	969,291		340,798	283,364	12,280	2,110,733

Teresa Madden(10)	2016	287,500	—	1,150,004		253,487	905,932	11,735	2,608,658
Former Executive Vice President, Chief Financial Officer	2015	575,000	—	1,150,025		517,383	561,355	12,369	2,816,132
	2014	575,000	—	1,150,012		639,076	749,236	32,349	3,145,673

(1)	Amounts in this column reflect base salary earned for the corresponding year regardless of whether any portions were deferred under the 401(k) Savings Plan or otherwise.

(2)	The Company did not pay any discretionary awards to the NEOs.

(3)	Amounts in this column reflect the aggregate grant date fair value of long-term incentive awards granted. For Ms. Madden, although the grant date fair value of these awards is reflected in this column, outstanding awards granted in 2014, 2015 and 2016 were subsequently reduced on a prorated basis or forfeited due to her retirement, as applicable and as described in footnote 10 and in the Outstanding Equity Awards at Fiscal Year-End Table. The majority of the amounts in this column do not represent earned or paid compensation as awards are still subject to performance and/or vesting conditions. The remaining amounts include awards earned under the AIP that the executive officer elected to receive in shares of unrestricted and restricted common stock, in lieu of a portion of the cash payment. In each instance, the grant date fair value was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, as described below:

•	Restricted shares and unrestricted shares granted under the AIP are valued based on the closing price of Xcel Energy’s common stock, as reported on the NYSE, on the trading date preceding the issuance date; shares are issued following the close of the performance year, and include a premium (5 percent for unrestricted stock or 20 percent for restricted stock) for the election to receive shares of stock in lieu of cash.

•	The long-term incentive grants are valued based on the market price of our common stock on the grant date of the award, based on the assumption that target performance will be achieved or the service requirement will be met and the awards and future credited dividend equivalents will vest and will not be forfeited.

The aggregate grant date fair value of equity grants is equal to the closing price of Xcel Energy’s common stock, as reported on the NYSE, on the trading date preceding the date of grant. The aggregate grant date fair value of performance share awards granted in 2016 that have a variable vesting value, assuming the maximum performance conditions are achieved, is reflected in the table below:

	Ben Fowke	Robert Frenzel	Kent Larson	Marvin McDaniel, Jr.	Scott Wilensky	Teresa Madden
Performance Shares	$9,279,929	$2,880,018	$1,967,998	$1,967,998	$1,400,011	$1,839,978

(4)	Amounts in this column reflect annual incentive awards earned under our AIP regardless of whether any portion was deferred under the Deferred Compensation Plan. These amounts do not include amounts that the executive elected to receive in shares of unrestricted and restricted shares in lieu of a portion of the cash payment. The value of stock received in lieu of the cash payment plus associated premiums are reflected in the Stock Awards column for the respective years.

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Executive Compensation Tables

(5)	Amounts in this column reflect the increase in the present value of the executive officer’s benefits under all pension plans established by the Company, using methods that are consistent with those used in our financial statements. The change from the prior year is generally due to (a) the additional years of service earned by the executive officer under the plans, (b) the change in the final average salary from the prior year used to determine plan benefits, (c) the interest earned on accumulated benefits during the year (that is, the decrease in the deferral period until benefits commence as the executive officer approaches retirement), and (d) changes in actuarial assumptions including interest rates.

For Mr. Fowke, the 2014 change in pension value includes $ 2,146,537 resulting from the required changes in discount rates and mortality table assumptions. The 2016 change in pension values includes $ 696,277 resulting from the required changes in discount rates.

(6)	Amounts included in All Other Compensation include the Company match under the 401(k) Savings Plan, Company contributions to the non-qualified savings plan, imputed income on life insurance paid by the Company, amounts related to our executive physical program, and amounts related to relocation expenses for one of our NEOs. None of these amounts exceed $10,000 except the following:

•	Contributions to the non-qualified savings plan: Mr. Fowke $39,000; Mr. Larson $13,000; Mr. McDaniel $13,000 and Mr. Wilensky $11,200.

•	All other compensation for Mr. Frenzel includes $276,793 in relocation expense reimbursement which includes $12,085 in income tax reimbursement for taxes related to the relocation reimbursement.

Except for the executive physical imputed amount, programs included in the “All Other Compensation” column were available to all eligible and qualifying employees of Xcel Energy.

Under corporate policy, the corporate aircraft may not be scheduled for personal use. Executive officers and their families may use the corporate aircraft for personal travel only when the aircraft is already scheduled to fly to the same destination on Company business. Because the aircraft may only be used for personal travel if the aircraft already is scheduled to fly to the same destination, there is no incremental cost to the Company for such personal use. We have significant corporate operations in Minneapolis, Minnesota, and Denver, Colorado, and some executive officers, including several of the NEOs, split time between those offices and use the corporate aircraft to travel between Minneapolis and Denver. Executive officers may also have the occasional personal use of event tickets when such tickets are not being used for business purposes, for which we have no incremental costs.

(7)	Mr. Frenzel was hired as Executive Vice President, Chief Financial Officer effective May 3, 2016.

(8)	Represents long-term incentive awards for the performance periods of 2016 to 2018 and 2015 to 2017 and the value of Annual Incentive elected to be received as shares of restricted stock as described in footnote 3.

(9)	Mr. Frenzel will become a participant after completion of one full year of service. The value represents the amount he would earn assuming he remains employed at Xcel Energy under the pension plan.

(10)	Ms. Madden retired as Executive Vice President, Chief Financial Officer on May 3, 2016 and as an employee on June 30, 2016. Prorated amounts of 2016 long-term incentive awards after retirement equal $191,667.

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Executive Compensation Tables

Grants of Plan-Based Awards Table

The following table provides information regarding incentive awards and other stock-based awards granted during 2016 to the NEOs.

Name	Grant Date	Date of Committee Action(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)				Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

Ben Fowke	1/4/16	12/8/15				24,370	81,232	(a)	162,464	2,899,983
	1/4/16	12/8/15				14,622	48,739	(b)	97,478	1,739,982
	1/4/16	12/8/15				—	32,494	(c)	—	1,160,036
			720,000	1,440,000	2,880,000

Robert Frenzel	5/3/16	4/15/16				4,443	14,811	(a)	29,622	599,994
	5/3/16	4/15/16				2,666	8,887	(b)	17,774	360,012
	5/3/16	4/15/16				—	5,925	(c)	—	240,022
	5/3/16	4/15/16				2,222	7,406	(d)	14,812	300,017
	5/3/16	4/15/16				1,333	4,443	(e)	8,886	179,986
	5/3/16	4/15/16				—	2,963	(f)	—	120,031
						$126,000	$252,000	(g)	$504,000
			105,000	210,000	420,000

Kent Larson	1/4/16	12/8/15				5,168	17,227	(a)	34,454	615,004
	1/4/16	12/8/15				3,101	10,336	(b)	20,672	368,995
	1/4/16	12/8/15				—	6,891	(c)	—	246,009
			206,250	412,500	825,000

Marvin McDaniel, Jr.	1/4/16	12/8/15				5,168	17,227	(a)	34,454	615,004
	1/4/16	12/8/15				3,101	10,336	(b)	20,672	368,995
	1/4/16	12/8/15				—	6,891	(c)	—	246,009
			206,250	412,500	825,000

Scott Wilensky	1/4/16	12/8/15				3,677	12,255	(a)	24,510	437,504
	1/4/16	12/8/15				2,206	7,353	(b)	14,706	262,502
	1/4/16	12/8/15				—	4,902	(c)	—	175,001
						$25,850	$51,699	(g)	$103,399
			139,506	279,013	558,025

Teresa Madden(5)	1/4/16	12/8/15				4,832	16,106	(a)	32,212	574,984
	1/4/16	12/8/15				2,899	9,664	(b)	19,328	345,005
	1/4/16	12/8/15				—	6,443	(c)	—	230,015
			201,250	402,500	805,000

(1)	The GCN approved the long-term incentive awards on December 8, 2015 for all NEOs except Mr. Frenzel, effective as of January 4, 2016. The GCN approved the long-term incentive awards for Mr. Frenzel on April 15, 2016, effective May 3, 2016.

(2)	Amounts show target annual incentive awards pursuant to the AIP. Target annual incentive awards, as a percentage of base salary, were set as follows: 120 percent for Mr. Fowke, 75 percent for Messrs. Larson and McDaniel, 70 percent for Ms. Madden and Mr. Frenzel and 65 percent for Mr. Wilensky. Payouts of annual incentive awards are dependent on the level of achievement of corporate financial and operational goals approved by the GCN, with each individual having the opportunity to earn from 0 percent to 200 percent of the target annual incentive award based on the level of achievement of the goals. With approval of the GCN, an executive officer may elect to receive shares of restricted or common stock in lieu of all or a portion of the cash payment for which they were otherwise entitled under the AIP. To the extent an executive officer elected to receive restricted or unrestricted shares in lieu of a cash payment for 2016 under the AIP, the dollar value of the future payout of those equity awards at threshold, target and maximum are disclosed in dollar amounts in the columns under the caption “Estimated Future Payouts Under Equity Incentive Plan Awards.” The values shown include the individual’s elected forms of payment and associated premium and therefore may include a 5 percent premium (should the participant elect to receive unrestricted common shares) or a 20 percent premium (should the participant elect to receive restricted shares). The actual payments of the cash component of these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(3)	The amounts show the threshold, target, and maximum payouts for grants of performance shares and target payout for RSUs. Performance shares are dependent on the level of achievement of performance conditions approved by the GCN, with each individual having the opportunity to earn from 0 percent to 200 percent of the target performance share award based on the level of achievement.

Share amounts in this column reflect long-term incentive stock-based awards to all NEOs, as described further in (a) through (c) below as well as grants for outstanding award cycles made to Mr. Frenzel in connection with his commencement of employment as described in (d) through (f). Dollar amounts in this column also reflect annual incentive awards that the NEO has elected to receive in restricted and/or unrestricted shares of our common stock, as described further in (g) below and footnote 2 above.

(a)	performance shares based on a relative TSR with a measurement date of December 31, 2018
(b)	performance shares based on reducing carbon emissions with a measurement date of December 31, 2018
(c)	RSUs vesting on December 31, 2018
(d)	performance shares based on a relative TSR with a measurement date of December 31, 2017
(e)	performance shares based on reducing carbon emissions with a measurement date of December 31, 2017
(f)	RSUs vesting on December 31, 2017

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Executive Compensation Tables

(g)	dollar value of payouts for 2016 Annual Incentive Program to be received as restricted stock which has a 20 percent premium or common stock which has a 5 percent premium in accordance with an executive officer’s election (see footnote 2)

All share amounts reflected were issued under the 2015 Omnibus Incentive Plan. Performance share payout values, while based on level of performance, are also determined by the price of our common stock at payout. The lines reflecting dollar values are for the AIP payouts, pursuant to the 2015 Omnibus Incentive Plan, to be received in restricted and/or unrestricted shares of common stock in accordance with an executive officer’s election (see footnote 2 above). The number of shares to be received for annual incentive award payouts is determined based on the fair market value of our common stock at the time the shares are issued following the close of the performance year. The value of the shares actually issued to each executive officer pursuant to 2016 annual incentive awards is included in the “Stock Awards” column in the Summary Compensation Table.

(4)	This column shows the grant date fair value pursuant to FASB ASC Topic 718 for equity awards.

(5)	Performance shares and RSUs granted to Ms. Madden will be prorated to reflect her retirement effective June 30, 2016.

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Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides additional information regarding restricted stock, performance shares and RSUs that were outstanding on December 31, 2016 for the NEOs. Fractional share amounts have been rounded to the nearest whole share.

	Stock Awards		Equity Incentive Plan Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)

Ben Fowke	18,089(4)	736,221	158,846(6)	6,465,041
	19,099(5)	777,331	95,306(7)	3,878,973
			31,770(8)	1,293,034
			83,240(9)	3,387,873
			99,888(10)	4,065,430
			33,297(11)	1,355,199
			108,318(12)	4,408,524

Robert Frenzel			15,053(6)	612,652
			9,031(7)	367,541
			3,011(8)	122,555
			15,052(9)	612,611
			18,063(10)	735,166
			6,021(11)	245,069

Kent Larson	2,750(3)	111,923	30,887(6)	1,257,099
	4,453(4)	181,252	18,532(7)	754,259
			6,177(8)	251,420
			17,653(9)	718,472
			21,183(10)	862,149
			7,061(11)	287,397

Marvin Mc Daniel, Jr.	2,750(3)	111,923	30,887(6)	1,257,099
	4,251(4)	173,006	18,532(7)	754,259
			6,177(8)	251,420
			17,653(9)	718,472
			21,183(10)	862,149
			7,061(11)	287,397

Scott Wilensky	3,474(3)	141,373	25,003(6)	1,017,614
			15,003(7)	610,603
			5,001(8)	203,549
			12,558(9)	511,109
			15,070(10)	613,330
			5,023(11)	204,443

Teresa Madden(13)			16,914(6)	688,399
			10,148(7)	413,022
			2,751(9)	111,953
			3,301(10)	134,349
			1,100(11)	44,785
(1)	Values were calculated based on a $40.70 closing price of our common stock, as reported on the NYSE on December 30, 2016. Actual performance shares and performance share payout values, while based on level of performance, are also determined by the price of our common stock at payout. Values reflected in the table for performance shares granted in 2015 and 2016 assume maximum level performance except for performance shares granted in 2016 based on relative TSR which assume target level performance.

(2)	Amounts reflected exclude performance share awards and RSUs that have a measurement period that ended on December 31, 2016. The GCN certified payment of these awards on February 21, 2017; the amounts for these awards are included in the amounts in the column titled “Number of Shares Acquired on Vesting” in the Option Exercises and Stock Vested Table on page 48.

(3)	Represents restricted stock, and credited dividends, that the executive officers elected to receive in lieu of cash compensation for annual incentive awards granted in 2014 for which they were otherwise entitled under the AIP. The restrictions lapsed on March 1, 2017.

(4)	Represents restricted stock, and credited dividends, that the executive officers elected to receive in lieu of cash compensation for annual incentive awards granted in 2015 for which they were otherwise entitled under the AIP. Two-thirds of the restrictions have lapsed and the remaining one-third of the restrictions will lapse on March 1, 2018 or the next available trading day if the designated date is not a trading day.

(5)	Represents restricted stock, and credited dividends, that the executive officers elected to receive in lieu of cash compensation for annual incentive awards granted in 2016 for which they were otherwise entitled under the AIP. One-third of the restrictions lapsed March 1, 2017, and the remaining two thirds of the restrictions will lapse in equal installments on March 1, 2018 and March 1, 2019 or the next available trading day if the designated date is not a trading day.

(6)	Represents performance shares granted in 2015, and credited dividend equivalents, based on a relative TSR for the performance period January 1, 2015 to December 31, 2017. The measurement date for the vesting of these awards is December 31, 2017.

(7)	Represents performance shares granted in 2015, and credited dividend equivalents, based on reducing carbon emissions. The measurement date for the vesting of these awards is December 31, 2017.

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Executive Compensation Tables

(8)	Represents RSUs granted in 2015, and credited dividend equivalents, vesting on December 31, 2017.

(9)	Represents performance shares granted in 2016, and credited dividend equivalents, based on a relative TSR for the performance period January 1, 2016 to December 31, 2018. The measurement date for the vesting of these awards is December 31, 2018.

(10)	Represents performance shares granted in 2016, and credited dividend equivalents, based on reducing carbon emissions. The measurement date for the vesting of these awards is December 31, 2018.

(11)	Represents RSUs granted in 2016, and credited dividend equivalents vesting on December 31, 2018.

(12)	Represents retention-based restricted stock units granted February 20, 2013, and credited dividend equivalents. One-third of the restricted stock units vested on February 20, 2016, and the remaining two-thirds will vest on February 20, 2018.

(13)	Long-term incentive grant values reflected in this table are prorated, and forfeited awards are not included, to reflect Ms. Madden’s retirement effective June 30, 2016.

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Executive Compensation Tables

Option Exercises and Stock Vested Table

The following table discloses on a grant-by-grant basis the stock or similar awards that vested in 2016. Pursuant to the Stock Ownership Policy, each executive is required to hold the net shares acquired from restricted stock, performance share awards and restricted stock unit awards for a period of at least one year from the date each award is paid. Fractional share amounts have been rounded to the nearest whole share.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(2)
Ben Fowke	8,825	(3)	348,952	(4)
	52,063	(5)	2,047,653	(6)
	160,374	(7)	6,735,728	(8)
	112,262	(9)	4,714,989	(8)
	37,421	(10)	1,571,694	(8)
Robert Frenzel	—		—
	—		—
	—		—
	—		—
Kent Larson	6,818	(3)	269,596	(4)
	30,472	(7)	1,279,823	(8)
	21,329	(9)	895,831	(8)
	7,111	(10)	298,642	(8)
Marvin McDaniel, Jr.	8,027	(3)	317,402	(4)
	25,661	(7)	1,077,758	(8)
	17,963	(9)	754,443	(8)
	5,987	(10)	251,465	(8)
Scott Wilensky	5,544	(3)	219,202	(4)
	24,859	(7)	1,044,081	(8)
	17,401	(9)	730,832	(8)
	5,801	(10)	243,626	(8)
Teresa Madden(11)	30,767	(7)	1,292,228	(8)
	21,517	(9)	903,702	(8)

(1)	The Company has not granted stock options since 2001, and there are no outstanding options. As such, the columns relating to option exercises have been omitted.

(2)	Amounts reflected include performance share awards and RSUs that had performance periods that ended on December 31, 2016. The GCN certified the achievement of the applicable performance measures on February 21, 2017.

(3)	Reflects vesting of restricted stock elected in lieu of cash compensation under the AIP plus associated stock acquired with reinvested dividends.

(4)	Value is based on the close of our common stock on February 29, 2016, or $39.54, the date the restrictions lapsed.

(5)	Reflects partial vesting of retention units plus associated stock acquired with reinvested dividends received under a Retention Agreement.

(6)	Value is based on the close stock price of our common stock on February 19, 2016 or $39.33, the date the restrictions lapsed.

(7)	Reflects vesting of performance shares granted February 19, 2014, as applicable, and associated dividend equivalent performance shares based on achievement of TSR relative to our peer group for the performance period January 1, 2014 to December 31, 2016. The number of performance shares includes credited dividend equivalents associated with the January 20, 2017 dividend as the record date for these dividend equivalents, December 27, 2016, was prior to settlement. Upon settlement, each officer received 50 percent of the performance share award in shares of our common stock with the remaining 50 percent paid as cash, unless otherwise elected to be deferred under the Deferred Compensation Plan.

(8)	Value is based on the closing market price of our common stock on February 17, 2017, or $42.00, the preceding trading date prior to the GCN certification.

(9)	Reflects vesting of performance shares granted February 19, 2014 as applicable and associated dividend equivalent units based on achievement of defined reduction of carbon dioxide emissions. The number of performance shares includes credited dividend equivalents associated with the January 20, 2017 dividend as the record date for these dividend equivalents, December 27, 2016, was prior to settlement. Upon settlement, each officer received 100 percent of the performance share award in shares of our common stock, unless otherwise elected to be deferred under the Deferred Compensation Plan.

(10)	Reflects vesting of service-based restricted stock units granted February 19, 2014, as applicable and associated dividend equivalent units based on active employment at the time of vesting. The number of units includes credited dividend equivalents associated with the January 20, 2017 dividend as the record date for these dividend equivalents, December 27, 2016, was prior to settlement. Upon settlement, each officer received 100 percent of the RSUs in shares of common stock.

(11)	Performance shares granted to Ms. Madden were prorated and RSUs forfeited to reflect her retirement effective June 30, 2016.

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Pension Benefits

We maintain two defined benefit plans in which the NEOs participate, and one additional defined benefit plan in which one NEO participated in 2016.

•	The Xcel Energy Pension Plan provides funded, tax-qualified benefits that are subject to compensation and benefit limits under the Internal Revenue Code.

•	The Xcel Energy Inc. Non-qualified Pension Plan (referred to as the “Non-qualified Pension Plan”) provides unfunded, non-qualified benefits for compensation that is above the required limits of the Xcel Energy Pension Plan.

•	The Xcel Energy SERP provides unfunded, non-qualified benefits that are offset by benefits under the Xcel Energy Pension Plan and the Non-qualified Pension Plan. Participation in the SERP is closed to new participants.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Ben Fowke	Pension Plan	20	1,979,805	—
	Non-qualified Pension Plan	20	4,503,375	—
	SERP	20	13,514,615	—

Robert Frenzel	Pension Plan	1	10,847(1)	—
	Non-qualified Pension Plan	1	3,555(1)	—

Kent Larson	Pension Plan	35	1,707,615	—
	Non-qualified Pension Plan	35	1,945,213	—

Marvin McDaniel, Jr.	Pension Plan	29	1,620,415	—
	Non-qualified Pension Plan	29	1,375,586	—

Scott Wilensky	Pension Plan	18	852,604	—
	Non-qualified Pension Plan	18	1,108,660	—

Teresa Madden	Pension Plan	34	2,055,181	63,809
	Non-qualified Pension Plan	34	2,058,471	—

(1)	Mr. Frenzel will become a participant after completion of one full year of service. The value represents the amount he would earn assuming he remains employed at Xcel Energy under the pension plan.

Present Value of Accumulated Benefits

Except for Ms. Madden, the Present Value of Accumulated Benefit is the present value of the annual pension benefit earned as of December 31, 2016 that would be payable under each plan for the NEOs beginning at normal retirement age, or the earliest time at which the NEO may retire without a benefit reduction. For Ms. Madden, her amounts are equal to the present value of her retirement benefits as of her June 30, 2016 retirement date. Certain assumptions regarding interest rates and mortality were used to determine the present value of the benefit. Those assumptions are consistent with those used in Note 9, Benefit Plans and Other Postretirement Benefits, to Xcel Energy’s Consolidated Financial Statement, included as part of Xcel Energy’s 2016 Annual Report on Form 10-K, including use of an updated discount rates assumptions. Specifically, the discount rate for qualified pension benefits was changed from 4.64 percent for 2015 to 4.11 percent for 2016. Non-qualified pension benefits and SERP discount rates were changed from 4.34 percent for 2015 to 3.99 percent for 2016.

Normal retirement age for this purpose is defined by the various plans in which the NEOs participate. The Present Value of Accumulated Benefit is determined for each plan assuming benefits commence at the age described below:

•	Xcel Energy Pension Plan. Benefits are calculated assuming the normal retirement age is 65, with the exception of Ms. Madden whose benefits commenced as of her June 30, 2016 retirement date.

•	Non-qualified Pension Plan. Benefits are calculated assuming normal retirement age is 65, with the exception of Ms. Madden whose benefits commenced as of her June 30, 2016 retirement date.

•	SERP. Benefits are calculated assuming the normal retirement age is 62.

The following narrative provides detailed information about the retirement benefits available to the NEOs.

Xcel Energy Pension Plan

The NEO’s participate in either the Pension Equity or Cash Balance formula under the Xcel Energy Pension Plan:

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Pension Equity Benefit Formula

There are three general benefit components payable under the Pension Equity benefit: the basic benefit, the retirement spending account and the social security supplement.

The basic Pension Equity benefit is determined as follows:

•	Monthly benefit, payable as a single life annuity at the participant’s normal retirement age, which is the actuarial equivalent of the participant’s Pension Equity Plan (“PEP”) balance. The PEP balance is equal to 10 percent of the participant’s highest average pay (expressed on a monthly basis) times years of credited service times twelve (12).

•	Highest average pay is equal to the highest average monthly rate of base pay plus annual incentive pay during any 48 consecutive months of covered employment. Base pay is regular, straight-time earnings, including employee contributions to the 401(k) Savings Plan, the Flexible Benefits Plan and, effective January 1, 2002, the Deferred Compensation Plan. Mr. Fowke and Mr. Larson are eligible for retirement under the Xcel Energy Pension Plan at the benefit level described here. Ms. Madden retired effective June 30, 2016.

If a participant terminates employment before age 65 but after completing three years of vesting service, the benefit is calculated as described above but based on service and highest average pay at termination.

Retirement Spending Account

The Retirement Spending Account annual benefit is available for PEP participants, and is expressed as a monthly benefit, payable as a single life annuity that is the actuarial equivalent of the Retirement Spending Account balance. The Retirement Spending Account balance is the accumulated value at retirement of the initial account balance, annual credits, and annual interest credits.

•	Initial account balance equal to $1,400 times all years of service as of December 31, 2002, for former New Century Energy participants and December 31, 1998 for former Northern States Power Company participants. For all other participants, the initial account balance is zero.

•	Annual credits equal to $1,400.

•	Interest credits based on one-year treasury constant maturities plus 1 percent from the prior November.

Social Security Supplement

The Social Security Supplement is a supplement available for PEP participants and that is paid from the participant’s retirement date to his or her Social Security retirement age. The monthly supplement is equal to $50 times the number of years of service (limited to 20 years). Participants are eligible for the Social Security Supplement if they are (1) age 57 with 20 years of vesting service, (2) age 55 and the sum of age and credited service is greater than or equal to 90, (3) age 65 with one year of service, or (4) 40 years of credited service.

Cash Balance Formula

The basic benefit is determined as follows:

•	Monthly benefit, payable as a single life annuity at the participant’s normal retirement age, which is the actuarial equivalent of the participant’s Cash Balance account balance. The Cash Balance account balance is equal to an annual pay credit of 5 percent of base salary and annual incentive pay plus an annual interest credit.

•	Interest credits based on 30-year Treasury Rate from the prior November.

Credited Service and Distributions

Generally, a participant’s years of credited service are based on the years of employment with the Company and its predecessors. The years of credited service listed above for the Xcel Energy Pension Plan for all of our NEOs are based only on their period of service while employed by the Company and its predecessors.

Benefits provided under the Xcel Energy Pension Plan are based on compensation up to the compensation limit under Section 401(a)(17) of the Internal Revenue Code ($265,000 in 2016). In addition, benefits provided under the Xcel Energy Pension Plan may not exceed a benefit limit under Section 415(b) of the Internal Revenue Code ($210,000 payable as a single life annuity beginning at normal retirement age in 2016).

Benefits are payable under one of the optional forms of payment elected by the participant, including a lump sum. Benefits under the Xcel Energy Pension Plan are funded and payable from the assets held in an irrevocable tax-exempt trust.

Non-qualified Pension Plan

The Non-qualified Pension Plan replaces the benefit that would have been payable through the Xcel Energy Pension Plan if not for the limits imposed by Internal Revenue Code sections 401(a)(17) and 415(b). All active participants must receive their Non-qualified Pension Plan benefit as a lump sum.

Generally, a participant’s years of credited service are based on their years of employment with the Company and its predecessors. However, in certain cases, credit for service prior to participation in the plan may be granted. The years of credited service listed above for the Non-qualified Pension Plan for all of our NEOs are based only on their period of service while employed by the Company and its predecessors.

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The Non-qualified Pension Plan is unfunded and maintained as a book reserve account. No funds are set aside in a trust or otherwise; participants in the Non-qualified Pension Plan are general creditors of the Company with respect to the payment of their Non-qualified Pension Plan benefits. The executive officer’s accrued benefit under the Non-qualified Pension Plan cannot be sold, transferred or otherwise anticipated before it becomes payable under the terms of the plan, other than through a qualified domestic relations order.

Supplemental Executive Retirement Plan

In 2008, the Board closed the SERP to additional participants. The SERP provides a target percentage of final average compensation based on years of service, offset by the benefits received from the Xcel Energy Pension Plan and the Non-qualified Pension Plan. Final average compensation for the SERP is defined as the average of the highest three calendar years of compensation during the five calendar year period immediately preceding the calendar year in which the participant retires or terminates employment. Compensation is defined as the participant’s base pay plus any annual incentive earned for that year, regardless of whether such annual incentive is paid in that year or in the next year under our regular annual incentive plans.

The SERP benefit, defined as a 20-year certain annuity, accrues ratably over 20 years and, when fully accrued, is equal to (a) 55 percent of final average compensation minus (b) any other qualified or non-qualified benefits. The Retirement Spending Account and Social Security Supplement are not included in the offset. The SERP benefit is payable as a single lump-sum amount equal to the actuarial equivalent present value of the 20-year certain annuity. Benefits generally are payable at age 62, or as early as age 55, but would be reduced 5 percent for each year that the benefit commencement date precedes age 62.

Generally, a participant’s years of credited service are based on their years of employment with the Company and its predecessors. However, in certain cases, credit for service prior to participation in the plan may be granted. The years of credited service listed above for the SERP for the NEO is based only on his period of service while employed by the Company and its predecessors.

The company established an irrevocable granter trust to hold assets from which to fund benefit payments under the SERP when they become due. The executive’s accrued benefit under the SERP cannot be sold, transferred or otherwise anticipated before it becomes payable under the terms of the plan, other than through a qualified domestic relations order. The SERP is a discretionary plan and the NEO who participates in the SERP was selected for participation by recommendation and approval of the GCN.

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Non-Qualified Deferred Compensation

The following table shows the amounts deferred by the NEOs and our matching contributions during 2016.

Name	Executive Contributions in 2016 ($)(1)	Registrant Contributions in 2016 ($)(2)	Aggregate Earnings in 2016 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Dec. 31, 2016 ($)(3)
Ben Fowke	84,000	39,000	352,755	—	4,056,962
Robert Frenzel	—	—	—	—	—
Kent Larson	707,333	13,000	106,445	—	2,122,710
Marvin McDaniel, Jr.	27,500	13,000	245,261	—	2,393,889
Scott Wilensky	25,250	11,200	5,813	—	116,957
Teresa Madden	—	—	223,827	(228,981)	2,523,108

(1)	Deferrals into the deferred compensation plan were made from compensation earned in 2016 and are reported in the column titled “Salary” in the Summary Compensation Table on page 42 for 2016, with the exception of annual incentive and long-term incentive amounts earned in 2016 but paid out and deferred in 2016. These amounts are as follows:

Name	Base Salary ($)	Annual Incentive Payout ($)	Long-term Incentive Payout ($)
Ben Fowke	84,000	—	—
Robert Frenzel	—	—	—
Kent Larson	82,500	—	624,833
Marvin McDaniel, Jr.	27,500	—	—
Scott Wilensky	25,250	—	—
Teresa Madden	—	—	—

(2)	Amounts shown reflect our matching contributions (above applicable Internal Revenue Code limits) into our deferred compensation plan during 2016, and are included in “All Other Compensation” in the Summary Compensation Table. These amounts are described in footnote 6 to the Summary Compensation Table on page 43.

(3)	Of the amounts shown, the following were included in the column titled “Salary” in the Summary Compensation Table for 2014 and 2015: Mr. Fowke: $168,000; Mr. Frenzel: $0 Mr. Larson: $137,500; Mr. McDaniel: $53,750; Mr. Wilensky: $0; and Ms. Madden: $115,000.

Deferred Compensation Plan

On an annual basis, eligible executives and key employees may elect to defer up to 75 percent of base salary, up to 100 percent of the annual incentive payable in the following calendar year, and beginning in 2013, up to 100 percent of vested long-term incentive awards of performance shares and certain RSUs into the Deferred Compensation Plan. For 2016, the Company matched 50 percent of base pay deferrals, (up to 8 percent deferred), netting to a maximum 4 percent, for eligible matching contributions for eligible executives whose matching contributions into the Company’s 401(k) Savings Plan are restricted by Internal Revenue Code imposed limits. The Company matching contributions are credited to the Xcel Energy Stock Fund. We may also make discretionary contributions to accounts of certain participants but did not do so for any NEO in 2016.

We have irrevocable trusts established to provide a secure source of funds to assist in meeting our deferred compensation obligations. We may make contributions to the trusts from time-to-time in amounts determined sufficient to pay benefits when due to participants under this Plan. Notwithstanding the trusts, this Plan is nonqualified and amounts on deposit in the trust are subject to the claims of the Company’s general creditors.

Investment Funds

The investment fund options under the Deferred Compensation Plan consist of those options available to all employees under the 401(k) Savings Plan, including the Xcel Energy Stock Fund, except that the Vanguard brokerage account option is not available under the Deferred Compensation Plan. As under the 401(k) Savings Plan, participants may change their assumed investment funds on a daily basis. Deferred amounts from certain long-term incentive awards must remain invested in the Xcel Energy Stock Fund for a minimum of one year.

Distribution Options

For the Deferred Compensation Plan, the executive’s account is payable on the earlier of a specific year or the executive’s separation of service or death and will be paid in a lump sum or in ten annual installments as elected by the executive or, if no election is made, in a lump sum.

•	If a specific year is elected, and is earlier than separation of service, a lump sum distribution will be made around January 31st of the elected year.

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•	Distributions based on separation of service will be made (or will begin) around the next January 31st or July 31st that first follows the sixth-month anniversary of the executive’s separation of service.

•	In the event of the executive’s death, payment to the executive’s beneficiary will be made in a lump sum unless the executive was already receiving installment payments. In that case, the installment payments will continue to be paid to the executive’s beneficiary.

•	The executive can receive a distribution in the event of an extreme financial hardship that cannot be satisfied by any other means.

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Potential Payments upon Termination or Change in Control

We provide severance benefits to our NEOs under the Xcel Energy Senior Executive Severance and Change in Control Policy (as amended, the “Severance Policy”). As discussed above, the Severance Policy provides a market-competitive severance benefit and manages potential risks and changes in the event the Company were to undergo a change in control. Each of our current NEOs is a participant in the Severance Policy. Additional participants may be named by the Board or the GCN from time to time.

Under the Severance Policy, a participant whose employment is terminated will receive severance benefits unless:

•	The employer terminated the participant for cause, which for this purpose includes termination for (i) the willful and continued failure of a participant to perform substantially his or her duties, after a written demand for substantial performance, or (ii) the willful engagement by a participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company;

•	Termination was because of the participant’s death, disability or retirement;

•	The participant’s division, subsidiary or business unit was sold and the buyer agreed to continue the participant’s employment with specified protections for the participant; or

•	The participant terminated voluntarily.

The severance benefits under the Severance Policy include the following payments:

•	A lump sum cash payment equal to the participant’s annual base salary and target annual incentive award;

•	Prorated target annual incentive compensation for the year of termination paid in a lump sum;

•	A lump sum cash payment of $30,000 for outplacement services;

•	A lump sum cash payment equal to the value of the additional amounts that would have been credited to or paid on behalf of the participant under pension and retirement savings plans if the participant had remained employed for one additional year; and

•	Continued medical, dental and life insurance benefits for one additional year.

If the participant is terminated (including a voluntary termination following a diminution in salary, benefits or responsibilities) within two years following a change in control, the participant will receive benefits under the Severance Policy similar to the severance benefits described above, except as follows:

•	The cash payment of the participant’s annual base salary and target annual incentive award will be increased by a severance multiplier of three times, depending upon the participant’s tier;

•	The cash payment for the value of additional retirement savings and pension credits will be for three years, depending upon the participant’s tier; and

•	Medical, dental and life insurance benefits will be continued for three years, depending upon the participant’s tier.

In addition, a subset of the participants entitled to enhanced benefits upon a change in control will be entitled to receive an additional cash payment to make the participant whole for any excise tax on excess parachute payments that he or she may incur, with certain limitations specified in the Severance Policy. This section of the Severance Policy was modified in October 2011 to eliminate the gross-up feature for new participants in the policy and for current participants whose benefit levels change after such date.

For these purposes, a change of control generally means (i) any acquisition of 20 percent or more of either our common stock or combined voting power (subject to limited exceptions for acquisitions directly from us, acquisitions by us or one of our employee benefit plans, or acquisitions pursuant to specified business combinations in which (a) our shareholders will own more than 60 percent of the shares of the resulting corporation, (b) no one person will own 20 percent or more of the shares of the resulting corporation, and (c) a majority of the Board of the resulting corporation will be our incumbent directors), (ii) directors of the Company as of the date of the Severance Policy and those directors who have been elected subsequently and whose nomination was approved by such directors fail to constitute a majority of the Board, (iii) a merger, share exchange or sale of all or substantially all of the assets of the Company (each, a “business combination”) (except those business combinations that satisfy clauses (a), (b) and (c) above), or (iv) shareholder approval of a complete liquidation or dissolution of the Company.

In addition, pursuant to the terms of our incentive compensation plans, upon a change in control, all unvested shares of restricted stock and unvested RSUs and Retention Units will vest immediately, and all performance shares will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels.

The amounts payable in cash for each of the NEOs relating to the performance shares and RSUs are included in the “Equity Compensation” row of the “Termination upon Change in Control” column in the table of Aggregate Termination Payments below. Additionally, restrictions would lapse on the following shares of restricted stock: Ben Fowke, 37,188 shares with an aggregate value of $1,513,552; Kent Larson, 7,203 shares with an aggregate value of $293,175; Marvin McDaniel, Jr., 7,001 shares with an aggregate value of $284,929; and Scott Wilensky, 3,474 shares with an aggregate value of $141,373.

To receive the benefits under the Severance Policy, the participant must also sign an agreement releasing all claims against the employer and its affiliates and agreeing not to compete with the employer and its affiliates and not to solicit their employees and customers for one year.

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Disability Benefits

All disability benefits for NEOs and all of our active employees are provided through an insured arrangement with a third party administrator/insurer. Each of the NEOs is eligible for a disability benefit in the event of a total and permanent disability. This disability benefit is generally available to all employees of the Company.

For participants in the long-term disability benefit, the monthly disability benefit payable is equal to 60 percent of the participant’s basic monthly earnings, limited to a maximum $25,000 monthly benefit. This monthly benefit would be payable until normal retirement age, or for those participants becoming disabled after age 63, for a specific period of time.

Retirement Benefits

Upon retirement, the executive officers will be entitled to receive the retirement benefits described above under the caption “Pension Benefits” on pages 49 to 51 and the non-qualified deferred compensation described under the caption “Non-qualified Deferred Compensation” on pages 52 to 53.

Outstanding Equity Compensation Awards

As discussed above, pursuant to the terms of our incentive compensation plans, in the event there is a change in control, all stock-based awards, such as restricted stock and retention units, will vest immediately and any awards that may be settled in cash or stock, such as performance shares, and RSUs, will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels.

The treatment of other unvested stock-based awards and awards that may be settled in cash or stock in situations other than a change in control, is as follows:

Award		Voluntary Termination	Involuntary Termination With Cause	Involuntary Termination Without Cause	Retirement	Death or Disability

Performance Shares (Long-Term Plan)	2015 Award; 2016 Award for NEOs that do not meet age and service requirements	Forfeited	Forfeited	Forfeited	Prorated until date of retirement, with actual payment dependent upon the achievement of performance goals	Restrictions lapse
	2016 Award for NEOs that are at least age 55 with 10 years of continuous service	Prorated until date of separation		Prorated until date of separation

Restricted Stock Units (RSUs) (Long-Term Plan)	2015 Award; 2016 Award for NEOs that do not meet age and service requirements	Forfeited	Forfeited	Forfeited	Forfeited	Restrictions lapse
	2016 Award for NEOs that are at least age 55 with 10 years of continuous service	Prorated until date of separation		Prorated until date of separation	Prorated until date of retirement

Retention Units (Long-Term Plan)	2013 Award	Forfeited	Forfeited	Forfeited; at Board’s discretion, units may vest pro-rata based on completed service	Forfeited	Vest pro-rata based on completed service

Restricted Stock (AIP)	All awards	Forfeited	Forfeited	Forfeited	Forfeited	Restrictions lapse

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Aggregate Termination Payments

This section explains those payments and benefits that are accelerated in various termination-of-employment scenarios.

For purposes of preparing this table, we have assumed that (i) the NEOs were terminated on December 31, 2016, and (ii) that the price of our common stock was $40.70 (the closing price on December 30, 2016). For Ms. Madden, there were no additional payments triggered by her retirement, effective June 30, 2016, other than those previously disclosed and therefore is not included in the table below.

Name	Termination upon Change in Control(1) ($)		Voluntary Termination/ Retirement ($)		Involuntary Termination with Cause ($)	Involuntary Termination without Cause ($)		Death ($)
Ben Fowke
Severance payments	4,777,252		—		—	2,640,000		—
Retirement/Pension(2)	—		—		—	437,854		—
Benefits(3)	234,557		—		—	98,186		—
Equity compensation	19,162,904	(4)	2,258,596	(5)	—	2,258,596	(5)	16,866,798	(5)
Conditional tax gross-up	—	(6)	—		—	—		—
Total	24,174,713		2,258,596		—	5,434,636		16,866,798
Robert Frenzel
Severance payments	3,060,000		—		—	1,020,000		—
Retirement/Pension(2)	168,439		—		—	60,298		—
Benefits(3)	100,294		—		—	53,431
Equity compensation	1,837,914	(4)	—		—	—		1,837,914	(5)
Total	5,166,647		—		—	1,133,729		1,837,914
Kent Larson
Severance payments	2,887,500		—		—	962,500		—
Retirement/Pension(2)	793,777		469,052		469,052	580,923		469,052
Benefits(3)	153,782		—		—	71,261		—
Equity compensation	2,987,217	(4)	478,981	(5)	—	478,981	(5)	2,987,217	(5)
Total	6,822,276		948,033		469,052	2,093,665		3,456,269
Marvin McDaniel, Jr.
Severance payments	2,887,500		—		—	962,500		—
Retirement/Pension(2)	685,040		243,486		243,486	477,331		243,486
Benefits(3)	140,509		—		—	66,836		—
Equity compensation	2,978,971	(4)	478,981	(5)	—	478,981	(5)	2,978,971	(5)
Conditional tax gross-up	1,752,964	(6)	—		—	—		—
Total	8,444,984		722,467		243,486	1,985,648		3,222,457
Scott Wilensky
Severance payments	2,499,750		—		—	833,250		—
Retirement/Pension(2)	308,363		32,359		32,359	108,224		32,359
Benefits(3)	148,174		—		—	69,391		—
Equity compensation	2,181,248	(4)	340,739	(5)	—	340,739	(5)	2,181,248	(5)
Total	5,137,535		373,098		32,359	1,351,604		2,213,607

(1)	Amounts in this column relate to amounts payable if a change in control, as defined in the Severance Policy, occurs and the executive officer is terminated within two years of such event.

(2)	Represents the actuarial present value of pension benefits that would be received upon a specified termination event over and above those included in the Pension Benefits Table on page 49, which the executive officers also would be entitled to receive, except upon death, in which case the SERP benefit, for the CEO, would be reduced by 50 percent. The amounts shown in the Pension Benefits Table are based on prescribed assumptions for age at payment, interest rate and mortality. In the event of immediate termination of employment, benefits would be calculated using actual assumptions set forth in the pension plan documents, which differ from the prescribed assumptions used for purposes of calculating the actuarial present value of accumulated benefits for the Pension Benefits Table. In addition, the retirement benefits payable subsequent to specific events (for example, a change in control) will be modified as described above. The retirement amounts shown in this section represent the increase, if any, in the present value of pension benefits due to the difference in assumptions for age at payment, interest rates and mortality. These amounts also reflect the increase due to changes in benefit level required for the specific termination event identified in the table.

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(3)	Included in the amounts reported under “Benefits” for all NEOs is $30,000 for outplacement services. Amounts also include the dollar value of continued medical, dental and life insurance benefits for three additional years in the event of a termination upon change in control or one additional year in the event of an involuntary termination without cause as set forth below. For these purposes we have assumed that health care costs will increase at the rate of 6.81 percent per year.

	Ben Fowke ($)	Bob Frenzel ($)	Kent Larson ($)	Marvin McDaniel, Jr. ($)	Scott Wilensky ($)
3 Years	60,557	59,965	57,782	44,509	57,574
1 Year	20,186	19,988	19,261	14,836	19,191

Amounts in this row also include the dollar value of the additional matching contributions to the qualified and non-qualified savings plans for three additional years in the event of a termination upon change in control or one additional year in the event of an Involuntary Termination without Cause as set forth below:

	Ben Fowke	Bob Frenzel ($)	Kent Larson	Marvin McDaniel, Jr.	Scott Wilensky
3 Years	144,000	10,329	66,000	66,000	60,600
1 Year	48,000	3,443	22,000	22,000	20,200

(4)	Represents the value of the RSUs and Retention Units and dollar value of all performance shares that will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels. This amount includes the value of restricted stock for which restrictions would lapse, which values are set forth on page 54.

(5)	Represents the value of the RSUs and Retention Units and dollar value of all performance shares that will vest and be paid out in cash, shares or a combination thereof as if the applicable performance goals had been obtained at target levels. This amount includes the value of restricted stock for which restrictions would lapse, which values are set forth on page 54.

(6)	For participants under the Severance Policy prior to October 2011 (Mr. Fowke and Mr. McDaniel), the policy provides for an additional cash payment to make the participant whole for excise tax on excess parachute payments, other than amounts associated with accelerated equity vesting (a “gross-up payment”). However, the policy also provides that if a reduction in the parachute payment results in a net after-tax benefit to the participant, then the policy operates to make such a reduction and no gross-up payment will be made to the participant. Mr. Fowke’s severance and gross-up values were reduced under these provisions.

This section does not cover all amounts the NEOs will receive following termination as they are also entitled to receive:

•	their vested balances under pension and deferred compensation plans, as disclosed previously, under all employment termination scenarios;

•	the payments of long-term incentive awards, as described in the table on page 56;

•	annual incentive awards at target, in the event of a change in control, or at actual performance levels for all events other than termination with cause, as disclosed in the Grants of Plan-Based Awards Table on pages 44 to 45.

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Executive Compensation Tables

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1)	4,451,407	n/a	6,522,270
Equity compensation plans not approved by security holders	n/a	n/a	(2)

(1)	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
	Xcel Energy Inc. 2005 Long-Term Incentive Plan (amended and restated effective February 17, 2010)	2,413,230	(3)	n/a	—	(4)
	Xcel Energy Inc. 2015 Omnibus Incentive Plan	1,394,698	(5)	n/a	6,522,270	(6)
	SEP	643,479		n/a	—	(7)

(2)	The Xcel Energy Director Stock Equivalent Program for Non-Employee Directors (the “SEP”), as amended and restated, was first approved by shareholders at our 2004 annual meeting. For awards made prior to this shareholder approval, the number of shares of the Company’s common stock to be used for distribution under this SEP are purchased on the open market.

(3)	Includes performance shares, RSUs, Retention Units, and associated reinvested dividend equivalents. For performance shares and certain RSUs and associated dividend equivalent units, the actual number of securities to be paid out depends upon the level of achievement of the applicable performance goal. Awards may be paid out in cash, stock or a combination thereof. Amounts reflected in this table assume payout in shares at 200 percent for performance shares and 120 percent for certain RSUs. Performance shares and a portion of the award for certain RSUs are subject to forfeiture if the threshold performance level is not achieved. Amounts reflected exclude performance share awards and performance unit awards that have performance periods that ended on December 31, 2016.

(4)	The 2005 Long-Term Incentive Plan approved by shareholders in 2005, was replaced by the 2015 Omnibus Incentive Plan, approved by shareholders at the 2015 annual meeting. The 1,913,773 shares that remain available under the 2005 Long-Term Incentive Plan will only be used to settle outstanding awards previously granted. No additional awards will be made under the 2005 Long-Term Incentive Plan.

(5)	Includes performance shares, RSUs, stock equivalent units and associated reinvested dividend equivalents. For performance shares and certain RSUs and associated dividend equivalent units, the actual number of securities to be paid out depends upon the level of achievement of the applicable performance goal. Awards may be paid out in cash, stock or a combination thereof. Amounts reflected in this table assume payout in shares at 200 percent for performance shares and 120 percent for certain RSUs. Performance shares and a portion of the award for certain RSUs are subject to forfeiture if the threshold performance level is not achieved.

(6)	Awards can take the form of stock options, stock appreciation rights, restricted stock, bonus stock, performance units, performance shares, RSUs or stock equivalent units.

(7)	The Xcel Energy SEP, as amended and restated, first approved by shareholders in 2004, was replaced by the 2015 Omnibus Incentive Plan, approved by shareholders at the 2015 annual meeting. The 1,379,852 shares that remain available under the Xcel Energy SEP will only be used to settle outstanding awards previously granted, which will continue to earn additional dividend equivalents. No additional awards will be made under the Xcel Energy SEP.

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Director Compensation

Director Compensation

The GCN has authority to develop and recommend compensation policies and programs for directors. The committee retained Meridian as its independent compensation consultant to advise when setting director compensation to ensure it is market-based, aligned with shareholder interests and consistent with our compensation principles. As part of its review in 2016 and based on market information presented by Meridian, the GCN recommended, and the Board approved, changes to several director compensation elements to reflect current market information and to continue to align compensation levels with median. Additional information regarding Meridian is included on page 14.

Only non-employee directors are compensated for their Board service. In 2016, the annual pay was:

•	Annual Retainer: $90,000 through August 31, 2016; increased to $95,000 beginning September 1, 2016

•	Lead Independent Director: $25,000 through August 31, 2016; increased to $30,000 beginning September 1, 2016

•	Finance Committee Chair: $10,000 through August 31, 2016; increased to $12,500 beginning September 1, 2016

•	ONES Committee Chair: $15,000

•	GCN Chair: $15,000 through August 31, 2016; increased to $20,000 beginning September 1, 2016

•	Audit Committee Chair: $12,500 through August 31, 2016; increased to $15,000 beginning September 1, 2016

•	Audit Committee Members (including Chair): $10,000

Directors receive 25 percent of the applicable annual pay each quarter (pro-rated for partial service during the quarter). Directors may elect to defer all or a portion of their cash retainer into stock equivalent units (see “Stock Equivalent Program” on page 60). We do not offer retirement benefits to our directors.

Annual Equity Grant

Directors elected at the 2016 annual shareholders meeting each received a grant of 3,367 stock equivalent units representing approximately $135,000 in value, on the first business day following the 2016 annual shareholders meeting. Common stock equivalents are payable upon the director’s death, disability or termination of service. Terms of the stock equivalent units are discussed below under “Stock Equivalent Program.”

The amount of compensation each independent director received in 2016, including deferred amounts, is shown in the table below.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Gail K. Boudreaux	—	262,989	262,989
Richard K. Davis	112,175	135,000	247,175
Albert F. Moreno(3)	13,187	30,000	43,187
Richard T. O’Brien	—	256,989	256,989
Christopher J. Policinski	—	272,478	272,478
James T. Prokopanko	101,658	101,901	203,558
A. Patricia Sampson	101,658	135,000	236,658
James J. Sheppard	91,658	135,000	226,658
David A. Westerlund	—	244,989	244,989
Kim Williams	—	269,984	269,984
Timothy V. Wolf	114,986	135,000	249,986
Daniel Yohannes	—	—	—

(1)	Represents cash payments of annual retainer and additional retainers for service as Lead Independent Director, committee Chairs or Audit Committee members, including deferred amounts.

(2)	Amounts in this column represent the aggregate grant date fair value of the deferred stock equivalent units granted to directors in 2016 as computed in accordance with FASB ASC Topic 718 Compensation — Stock Compensation, which value is equal to the closing price of our common stock, as reported on the NYSE, on the trading date preceding the applicable grant date. Directors receive stock equivalent units for their annual equity grant and if they elect to defer their cash retainers into stock equivalent units. Stock equivalent units are only payable as a distribution of whole shares of our common stock upon a director’s death, disability or termination of service. The stock equivalent units fluctuate in value as the value of our common stock fluctuates. As of fiscal year ended December 31, 2016, the number of stock equivalent units owned by our current directors were as follows: Ms. Boudreaux: 42,178 units; Mr. Davis: 57,743 units; Mr. O’Brien: 36,707 units; Mr. Policinski: 68,172 units; Mr. Prokopanko: 7,652 units; Ms. Sampson: 127,886 units; Mr. Sheppard: 33,749 units; Mr. Westerlund: 101,408 units; Ms. Williams: 70,163 units; and Mr. Wolf: 53,548 units. For updated information on holdings of stock equivalent units as of March 21, 2017, see the Beneficial Ownership of Certain Shareholders table on page 25.

(3)	Mr. Moreno retired as a Director effective May 18, 2016.

(4)	Mr. Yohannes was elected as a Director effective March 1, 2017.

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Director Compensation

Director Stock Ownership Guidelines

Independent directors are subject to stock ownership guidelines, which establish a target level ownership of Xcel Energy common stock or common stock equivalents of seven times their annual cash retainer. Directors are expected to meet this guideline within five years of being elected to the Board. All directors whose stock ownership target date was on or before December 31, 2016 have met the guideline.

Stock Equivalent Program

Our director compensation plan aligns director and shareholder interests, and our SEP is designed to further that principle. Each stock equivalent unit has a value equal to one share of our common stock. Stock equivalent units cannot be voted by a director and are only payable as a distribution of whole shares of our common stock upon a director’s death, disability or termination of service. The stock equivalent units fluctuate in value with the value of our common stock. Additional stock equivalent units are accumulated upon the payment of, and at the same value as, dividends declared on our common stock. Directors can elect to receive payouts from the SEP either in January of the year following their separation from service or within 90 days of such event.

Directors are able to defer compensation into stock equivalent units under our SEP until after retirement from the Board or separation from service as a director. Directors who elect to defer cash compensation into stock equivalent units receive a premium of 20 percent of the compensation that was deferred. The number of stock equivalent units for each independent director that have accumulated during their tenure of board service is listed in the Beneficial Ownership of Certain Shareholders table on page 25.

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Proposal No. 4

Proposal No. 4

Ratification of the Appointment of Deloitte & Touche LLP as Xcel

Energy Inc.’s Independent Registered Public Accounting Firm for 2017

The Audit Committee retains Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm to audit the accounts of the Company for the fiscal year ending December 31, 2017. D&T was originally selected as the independent registered public accounting firm effective March 27, 2002.

The Audit Committee negotiates the fees associated with the D&T engagement and participates in the selection of the lead engagement partner. The engagement partner is rotated periodically.

While the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s principal independent accountants, the Audit Committee and Board request that shareholders ratify the appointment of D&T as our independent registered public accounting firm as a matter of policy. While the Audit Committee is not required to take any action as a result of the outcome of this vote, it may investigate the reasons and consider whether to retain D&T or appoint another auditor, should shareholders reject the proposal. In addition, even if the appointment is ratified by shareholders, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of D&T will be present at the annual meeting and will have an opportunity to make a statement. Such representatives will be available to respond to questions from shareholders at the annual meeting.

Vote Required

Ratification of the appointment of D&T as our 2017 independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote at the annual meeting. Proxies solicited by the Board will be voted “FOR” the ratification of the appointment, unless a different vote is specified.

✓	Your Board, upon recommendation of the Audit Committee, recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

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Report of the Audit Committee

Report of the Audit Committee

The Audit Committee assists the Board in its oversight of the Company’s financial reporting process. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by the listing standards of the NYSE. The Audit Committee operates pursuant to its charter, which it reviews at least annually.

The charter delineates the roles and responsibilities of management and the independent public accounting firm as follows:

•	Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

•	Our independent auditors, Deloitte & Touche LLP, are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

To perform its oversight function, the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management and our independent auditors. This review included a discussion of the quality — not just the acceptability — of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

•	Discussed with our independent auditors the matters required to be discussed by applicable Public Company Accounting Oversight Board standards.

•	Received the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed the independence of D&T with them.

•	Reviewed and pre-approved the services provided by our independent auditors other than their audit services and considered whether the provision of such other services by our independent auditors is compatible with maintaining their independence.

•	Discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits for the year 2016. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to in the charter, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, to be filed with the SEC. The Audit Committee has appointed D&T as the Company’s independent auditors for 2017. Shareholder ratification of this appointment is included as Proposal No. 4 in these proxy materials.

Audit Committee

Timothy V. Wolf, Chair

Richard T. O’Brien

James T. Prokopanko

A. Patricia Sampson

Kim Williams

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Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

D&T has audited the Company’s consolidated financial statements since 2002. Audit services provided by D&T in 2016 included: the audits of consolidated financial statements and management’s assessment of internal control over financial reporting of the Company; reviews of interim consolidated financial information; and consultation on matters related to accounting and financial reporting. Representatives of D&T will be present at the annual meeting and will have the opportunity to make a statement. Such representatives will be available to respond to questions from shareholders at the annual meeting.

Audit and Non-Audit Fees

The following table presents fees for professional services performed by D&T, the member firms of Deloitte Touche Tohmatsu and their respective affiliates for the annual audit of the Company’s and its subsidiaries’ annual financial statements for 2016 and 2015, the review of the Company’s and its subsidiaries’ interim consolidated financial statement for each quarter in 2016 and 2015, and for audit-related, tax and other services performed in 2016 and 2015 (in thousands).

	2016	2015
Audit Fees(1)	$4,831	$4,649
Audit-Related Fees(2)	534	991
Tax Fees(3)	548	597
All Other Fees(4)	59	51
Total	$5,972	$6,288

(1)	Includes annual audit of the Company’s and its subsidiaries’ financial statements and management’s assessment of our internal control over financial reporting, reviews of interim consolidated financial information, consultation on matters related to financial reporting, and comfort letters and consents for securities offerings.

(2)	Fees reported for 2016 include $254,000 for employee benefit plan audits; $170,000 for required rate case filing package review procedures in New Mexico; and $110,000 for other audits and accounting consultations. Fees reported for 2015 include $246,000 for employee benefit plan audits; $651,000 for required rate case filing package review procedures in Texas and New Mexico; and $94,000 for other audits and accounting consultations.

(3)	Fees reported for 2016 include $135,000 for tax compliance services; and $413,000 for tax planning services. Fees reported for 2015 include $159,000 for tax compliance services; and $438,000 for tax planning services.

(4)	Fees reported for 2016 include $3,000 for seminars; $5,000 for license fee for accounting research software research product; and $51,000 for other program and subscription services. Fees reported for 2015 include $11,000 for seminars; $5,000 for license fee for accounting research software product; and $35,000 for other program and subscription services.

Audit Committee Pre-Approval Policies

Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, we will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee has delegated pre-approval authority for matters that arise between meetings to the Chair of the Audit Committee. The Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All audit-related fees, tax fees and all other fees for 2016 and 2015 were pre-approved in accordance with this policy.

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Proposal No. 5

Proposal No. 5

Shareholder Proposal on the Separation of the Role of the Chairman and Chief Executive Officer

Gerald R. Armstrong, 621 Seventeenth Street, Suite 2000, Denver, Colorado 80293-2001, registered owner of 1,814 shares, has given notice that he intends to present for action at the annual meeting the following resolution:

RESOLUTION

That the shareholders of XCEL ENERGY INC. request its Board of Directors to adopt a policy, and amend the by-laws as necessary, to require the Chairman of the Board of Directors to be an independent member of the Board of Directors.

This policy should not be implemented to violate any contractual obligation and should specify: (a) how to select a new “independent” chairman if the current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance is excused if no independent director is available and willing to serve as Chairman.

STATEMENT

XCEL ENERGY INC. and WELLS FARGO & COMPANY opposed this proposal of the proponent many times in past annual meetings.

In the fall of 2016 after Wells Fargo & Company admitted its several problems, it abandoned the dual role of one person serving as its Chairman of the Board while being Chief Executive Officer and appointed an “independent” Chairman and “independent” Vice-Chairman of the Board. Obviously, its Board finally realized the seriousness of the issues and the impact of its paying $210,000,000 in fines. More recently, it increased high-end estimates of reasonably possible potential litigation losses to $1,700,000,000.

This proposal’s proponent is a longterm shareholder of XCEL ENERGY INC. and is responsible for its elimination of classified terms for directors by requiring the annual election of all directors.

He believes that an independent chairman may have objected to the retirement of “Preferred Shares” which were costing less in dividends than the dividends of “Common Shares” with anticipated increases in dividends to be paid and that “cumulative voting rights” in place at Northern States Power for decades were a valuable shareholder right.

In addition to the problems created by the merger creating XCEL, The Denver Post (November 4, 2012) reported XCEL’s “SmartGridCity” as “poorly planned, poorly managed, and a failed experiment.” The proponent believes that an independent chairman could have prevented this.

DuPont’s failures were placed upon its Board Chair and Chief Executive Officer who was ousted by its board in the same manner that Target Corporation’s board ousted its Chairman/Chief Executive Officer a year earlier. Studies have confirmed that under-performing companies lack an independent chairman and companies, worldwide, are routinely separating the positions of chairman and CEO (CEO Succession 2000-2009: A Decade of Convergence and Compression, Booz & Co., Summer, 2010).

Norges Bank Investment Management has stated in support of a similar proposal:

“The roles of Chairman of the Board and CEO are fundamentally different and should not be held by the same person. There should be a clear division of responsibilities between these positions to insure a balance of power and authority on the Board.”

If you agree, please vote “FOR” this proposal.

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Board Recommendation

The Xcel Energy Board Unanimously Recommends a Vote “AGAINST” this Proposal

•	Our shareholders have had the opportunity to vote on separation proposals seven times since 2006; none have passed. Most recently in 2016, a similar proposal received fewer than 20 percent of the votes cast.

•	The Board believes that it is in the best position to determine who should serve as Chairman and CEO, and whether the offices should be combined or separated. Maintaining flexibility to decide the appropriate leadership structure is consistent with effective governance and best serves shareholder interests. Adoption of the proposal would deprive the Board of its ability to govern the Company in the most effective manner.

•	The Board is committed to effective and independent oversight of management and sound corporate governance. The Board is committed to effective governance and is responsive to our shareholders, as evidenced by the recent adoption of a carefully considered proxy access right for shareholders. Given the unique nature of the regulated utility industry the Board believes a combined position of Chairman and CEO coupled with a strong Lead Independent Director and independent directors best serves the Company and shareholders.

•	We have engaged with our largest investors on governance, including this topic, and they support our current leadership structure. During 2016, we engaged with holders of our common stock representing approximately 40 percent of our shares, and discussed with them the matter of separating the roles of Chair and CEO. These holders were largely supportive of our position on combining the roles, especially given the robust and substantiated role that our Lead Independent Director plays in our Board leadership and the substantial majority indicated that they voted against the shareholder proposal on this topic in 2016.

A combined position of Chairman and CEO provides the most effective leadership for the Company, given the unique characteristics of the industry.

The Board believes that the most effective leadership structure for Xcel Energy at the present time is for Mr. Fowke to serve as both Chairman and CEO. Mr. Fowke has extensive knowledge of and experience in the regulated utility industry, which is complicated and unique because it is a fully price-regulated industry, operates under a complex set of federal, state, and local regulations, and is undergoing significant change. His thorough understanding of the challenges facing the industry is necessary to balance stakeholder interests at both the management and Board level. In light of these challenges and given the importance of the role of the Chairman, the Board believes that shareholders are best served by having Mr. Fowke serve in a combined role of Chairman and CEO.

Our Board provides independent oversight of management.

The Board believes that the candor and objectivity of the Board’s deliberations is retained regardless of whether its Chairman is independent or a member of management. The strength of our corporate governance structure is such that the combination of the roles of Chairman and CEO does not limit the Board’s oversight of the CEO or the Company.

•	The Board currently has eleven independent directors among its twelve members.

•	The Board meets in executive session without management present at every Board meeting. The Lead Independent Director presides over each session of independent directors.

•	All committees of the Board (Audit, Finance, GCN and ONES) are composed entirely of independent directors.

•	All committees of the Board meet regularly in executive session both with management and with only independent directors present.

•	The Lead Independent Director and the committee Chairs, all of whom are independent, review and approve the agendas and materials for the Board and their respective committee meetings.

•	The GCN is required to evaluate the performance of the CEO on an annual basis, using objective criteria.

The Board has annually elected a Lead Independent Director since 2006.

The Lead Independent Director role provides for strong independent governance in accordance with our Corporate Governance Guidelines. The designated responsibilities of the Lead Independent Director are set forth in our Corporate Governance section on page 9. In addition to those responsibilities, the Lead Independent Director annually solicits input on the CEO’s performance from each of the other independent directors during executive session, without the CEO being present, and then provides feedback to the CEO. This approach provides effective, independent oversight of the performance of the CEO; separation of the positions of Chairman and CEO would not provide any additional benefit.

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Board Recommendation

Xcel Energy has been meeting or exceeding its financial objectives with the current combined role of the Chairman and CEO.

We have consistently delivered on our financial objectives while having a combined role, meeting or exceeding our earnings and dividend growth objectives for twelve consecutive years. Since year-end 2005, our ongoing EPS compound average growth rate was 6.1 percent and our compound average dividend growth rate was 4.3 percent. Consistently delivering on our financial objectives has resulted in a cumulative total return to shareholders that exceeded our peer group and the EEI-Investor Owned Electrics Index for the five-year period ending December 2016.

Given our strong independent board oversight of management and the Company’s sound corporate governance practices, we do not believe that an arbitrary mandate requiring an independent Chairman is in the best interests of our shareholders.

Vote Required

The affirmative vote of a majority of the voting power of the shares present or by proxy and entitled to vote at the annual meeting will be required for the approval of this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless a different vote is specified.

✓	Your Board recommends a vote “AGAINST” this proposal for the reasons described above.

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Additional Information

Additional Information

Related Person Transactions

Related-Party Transaction Policy

In 2008, the Board adopted a policy establishing procedures for the review and approval or ratification of transactions involving Xcel Energy if one of our directors, nominees for director, executive officers or shareholders owning more than five percent of our common stock, or their immediate family members, has a material interest in the transaction. Transactions or series of transactions exceeding a value of $120,000 are governed by this policy. The GCN is responsible for reviewing these transactions. In determining whether to approve or ratify any such transactions, GCN must analyze the following factors:

•	Whether the terms are fair to the Company;

•	Whether the transaction is material to the Company;

•	The role the related person has played in arranging the transaction;

•	The structure of the transaction;

•	The interests of all related persons in the transaction; and

•	Any other considerations the GCN deems relevant.

Whether a related person has a “material interest” in a transaction is a facts and circumstances determination. Factors considered include the relationship of the related persons to the transaction and with each other, the importance of the interest to the person having the interest and the amount involved in the transaction, and any other consideration deemed relevant by the GCN. The GCN will approve a related person transaction only if it determines that the transaction is beneficial to the Company and the terms are fair to the Company.

Specific Transactions

Robert McDaniel, brother to our Executive Vice President, Group President, Utilities and Chief Administrative Officer Marvin McDaniel, Jr., is the Senior Vice President of Atkinson Power LLC. Atkinson Power is a vendor that has bid for Company projects involving electric transmission and distribution construction and maintenance as well as street lighting for two of our operating subsidiaries. In his position with Atkinson Power, Mr. Robert McDaniel manages employees who were directly responsible for negotiating construction and maintenance contracts with our operating subsidiaries and is the individual ultimately responsible for the vendor-client relationship with our operating subsidiaries.

In 2016, we paid Atkinson Power approximately $1.7 million for services it had provided for construction relating to substations for Southwestern Public Service Company and Public Service Company of Colorado. These services were provided under a master services agreement in place with Atkinson Power for $2.5 million, under which there were no transactions during 2016. The contracts were awarded through our regular sourcing process that uses either a competitive bidding process that considers cost, skill, industry reputation, prior work history, and adaptability of the vendor or a market assessment. Neither Mr. Marvin McDaniel nor any employees in his chain of command are directly or indirectly involved in the negotiations of any contract with Atkinson Power LLC or its affiliates nor are they directly or indirectly involved with the performance of the specific contracts noted above.

These transactions were reviewed and approved by the GCN under the Company’s Related-party Transaction Policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Securities Exchange Act requires our directors and officers to file reports with the SEC regarding their ownership and changes in ownership of our stock. We are required to disclose whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. We believe that during 2016, all officers and directors subject to such reporting obligations have satisfied all Section 16(a) filing requirements. In making this statement, we have relied upon examinations of the copies of Forms 3, 4 and 5 and the written representations of our directors and executive officers.

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Questions and Answers

Questions and Answers about the Proxy Materials

and the Annual Meeting

Are the Company’s Voting Recommendations?

Our Board recommends that you vote your shares as follows:

•	FOR each of the nominees to the Board (see pages 18 to 24);

•	To hold advisory “say on pay” votes every ONE YEAR (see page 27);

•	FOR approval of the advisory vote on executive compensation (see page 28);

•	FOR the ratification of the appointment of Deloitte & Touche LLP as Xcel Energy Inc.’s independent registered public accounting firm for 2017 (see page 61);

•	AGAINST a shareholder proposal on the separation of the roles of the Chairman and Chief Executive Officer (see pages 64 to 66).

What Is the Voting Requirement to Approve Each of the Proposals?

Election of Directors. For Proposal No. 1, you may vote “FOR” or “AGAINST” each of the director nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. To elect a director, the shares voted “FOR” a nominee must exceed the shares voted “AGAINST” the nominee. A “WITHHOLD” vote will not have an impact on the election of directors.

Our Guidelines require an incumbent director in an uncontested election to tender a resignation to our GCN if the director does not receive a majority of the votes cast “FOR.” After taking into account that committee’s recommendation, the Board will act on the offer of resignation and publicly disclose its decision within 90 days of the date of the certification of the election results. In making its recommendation or decision, the GCN and the Board may each consider any factors or other recommendations that it considers relevant and appropriate. Any director who has offered to tender his or her resignation will not participate in the decision regarding his or her resignation. If the director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected. If the director’s resignation is accepted by the Board, the Board may fill any resulting vacancy or may elect to not fill the vacancy and decrease the size of the Board.

Advisory Vote on “Say on Pay” Frequency. For Proposal No. 2, you may vote to hold “say on pay” votes either every ONE, TWO, or THREE years. For purposes of this proposal, a vote to “ABSTAIN” and a failure to vote in person or by proxy (including a broker non-vote) will have no effect on this proposal.

Other Proposals. For all other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Proposal Nos. 4 and 5 require the affirmative “FOR” vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote at the annual meeting. If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote on a proposal) is treated as not present and not entitled to vote on that proposal.

For Proposal No. 3, we will consider our shareholders to have approved our executive compensation on an advisory, non-binding basis if the shares voted “FOR” the proposal exceed the shares voted “AGAINST.” For purposes of this proposal, a vote to “ABSTAIN” and a failure to vote in person or by proxy (including a broker non-vote) will have no effect on this proposal.

What Happens if Additional Proposals are Presented at the Annual Meeting?

Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxies, Robert C. Frenzel, Judy M. Poferl and Scott M. Wilensky, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxies will vote your proxy for such other candidate or candidates as may be recommended by the GCN and nominated by the Board.

Who are the Appointed Proxies?

The Company has appointed Robert C. Frenzel, Judy M. Poferl and Scott M. Wilensky, or any of them with power of substitution, as proxies to vote all proxies properly executed and submitted by shareholders who are entitled to vote at the annual meeting of shareholders, or any adjournment or postponement of the meeting.

Who Will Count the Vote?

We retain an independent inspector to receive and tabulate the proxies and to certify the results. For the annual meeting, representatives of Wells Fargo Shareowner Services will tabulate the votes and act as the inspectors of election.

68  |  2017 Xcel Energy Proxy Statement

Questions and Answers

What Is the Quorum Requirement for the Annual Meeting?

At March 21, 2017, there were 507,762,881 common shares issued and outstanding entitled to vote at the annual meeting and each share is entitled one vote. We will have a quorum and be permitted to conduct business if a majority of the voting power of these shares is present at the annual meeting in person or by proxy. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

How Can I Vote My Shares?

Shareholders of Record may vote their shares as follows:

•	By Internet — Go to the website at www.proxypush.com/xel, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.

•	By Telephone — Call 1-866-883-3382, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card.

•	By Mail — If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the enclosed, postage-paid envelope. If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by Internet or telephone.

•	In Person — At the annual meeting.

Please help us save time and postage costs by voting by Internet or by telephone. Voting by Internet or telephone is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately.

Beneficial Owner of Shares Held in Street Name. All beneficial owners will receive instructions from the holder of record (the bank, brokerage house or other nominee that holds your shares) that you must follow in order for your shares to be voted. Typically you will be able to submit your voting instructions to your broker or nominee.

Employee Plan Participant. If you are a participant in one of our employee savings or stock ownership plans (“Company Plans”), your proxy card is a voting directive for shares allocated to your account. The trustee will vote the shares as instructed by you in your voting directive. If you do not vote your Company Plan shares by 11:59 p.m. EDT on May 14, 2017 the trustee will vote your allocated shares, along with all unallocated shares held in the plan, in the same proportion that all other allocated shares are voted.

What Happens if I Do Not Give Specific Voting Instructions?

If you do not give specific voting instructions, how your shares are voted depends on whether you are a shareholder of record or a beneficial owner.

•	Shareholders of Record. If you are a shareholder of record and you either:

1. Vote on the Internet and leave all voting options blank and click “Submit,” or

2. Sign and return a proxy card without giving specific voting instructions,

then the proxies will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxies may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

•	Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide specific voting instructions, your shares will be voted in accordance with the rules of various national and regional securities exchanges. In such case, the organization that holds your shares may generally vote your shares on routine matters, but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the Difference between Holding Shares as a Shareholder of Record and as a Beneficial Owner?

As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	Shareholder of Record. Your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services. As the shareholder of record, you have the right to vote your shares by proxy directly with the Company (by Internet, by telephone or by mail) or to vote in person at the annual meeting. If you do not vote in person or by proxy, your shares will not be voted.

2017 Xcel Energy Proxy Statement  |  69

Questions and Answers

•	Beneficial Owner of Shares Held in Street Name. Your shares are held in a stock brokerage account or by a bank or other nominee (sometimes this is referred to as “street name”). Your broker or nominee is considered the shareholder of record with respect to those shares and forwards proxy materials to you. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. If you wish to vote your shares in person, you must provide us with a legal proxy from your broker.

What Is the Record Date and What Does it Mean?

Only shareholders of record at the close of business on the record date, March 21, 2017, are entitled to receive notice of the annual meeting and to vote on the shares of common stock that they held on such date. Each share of our common stock held on the record date is entitled to one vote upon each matter presented at the annual meeting.

What is the Deadline for Voting?

If You Are:	Voting By:	Your Vote Must Be Received:
A record holder	• Mail	• Prior to the annual meeting
	• Internet or telephone	• By 11:59 p.m., EDT, on May 16, 2017
A street name holder	• Mail	• Prior to the annual meeting
	• Internet or telephone	• By 11:59 p.m., EDT, on May 16, 2017
A participant in the Company Plans	• Mail • Internet or telephone	• By May 14, 2017 • By 11:59 p.m., EDT, on May 14, 2017

Can I Change My Vote?

Yes. If you change your mind after voting your proxy and prior to the annual meeting, you can revoke your proxy and change your proxy instructions by signing another proxy with a later date, voting a second time by telephone or by the Internet prior to the deadlines set forth in the question above titled What is the Deadline for Voting?, or revoking your prior proxy and voting at the annual meeting. Alternatively, you may provide a written statement to the Company (attention: Corporate Secretary) of your intention to revoke your proxy.

Is My Vote Confidential?

Yes. Xcel Energy has adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for the Company to assert or defend claims.

Which Ballot Measures are Considered “Routine” or “Non-Routine”?

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017 (Proposal No. 4), is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters.

The election of directors (Proposal No. 1), the advisory vote on the frequency of the advisory “say on pay” vote (Proposal No. 2), the advisory vote on executive compensation (Proposal No. 3), and the shareholder proposal (Proposal No. 5) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1, 2, 3 and 5.

Are There Any Rules Regarding Admission to the Annual Meeting?

Yes. You are entitled to attend the annual meeting only if you were a shareholder as of the record date, or if you hold a valid legal proxy naming you to act for a registered shareholder as of the record date. Before we will admit you to the meeting, we must be able to confirm:

•	Your identity, by reviewing a valid form of state-issued photo identification such as a driver’s license; and

•	That you were a registered shareholder or held your shares in street name or in one of the Company Plans on the record date by:

◾	verifying your name and stock ownership against our list of registered shareholders; or

◾	reviewing other evidence of your stock ownership (such as your most recent brokerage or bank statement, if you hold your shares in street name, or your most recent plan statement, if you are a participant in one of the Company Plans); or

◾	You are validly acting as proxy;

¡	For a registered shareholder as of the record date, by reviewing a written legal proxy naming you signed by the registered shareholder; or

70  |  2017 Xcel Energy Proxy Statement

Questions and Answers

¡	For a beneficial owner of shares held in street name as of the record date, by reviewing a written legal proxy from the brokerage firm or bank holding the shares to the street name holder that is assignable, and a written legal proxy to you signed by the street name holder, together with a brokerage or bank statement showing the street name holder’s shares as described above.

If you do not have both a valid form of state-issued photo identification and proof that you owned, or are legally authorized to act as proxy for someone who owned, shares of our common stock on March 21, 2017, you will not be admitted to the meeting.

At the entrance to the meeting, we will verify that you meet the requirements for admission. We will decide in our sole discretion whether the documentation you present meets the requirements described above. If you hold your shares in a joint account, both owners can be admitted to the meeting if proof of joint ownership is provided and you both follow the admission procedures described above. Each shareholder may bring one guest to the meeting, provided that the guest must also have valid state-issued photo identification, or, for minor children, the shareholder must sign a minor admission certification.

The annual meeting will begin at 11:00 a.m. CDT. The doors will open at 10:15 a.m. CDT. Please allow ample time for the admission procedures described above.

How Do I Reserve an Admission Ticket to Attend the Annual Meeting?

You must make a reservation to attend. If you are a shareholder of record and plan to attend, please contact Xcel Energy’s Corporate Secretary Department by email at CorporateSecretary@xcelenergy.com or by telephone at 612-215-5391 to make a reservation. Your name will be on a list as you check in. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you will need to send a written request for a reservation either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Shareholder Relations, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401; fax: 612-215-4504; or email: CorporateSecretary@xcelenergy.com. Requests to make a reservation will be processed in the order in which they are received and must be received no later than May 12, 2017.

Who Pays for the Cost of Soliciting Votes for the Annual Meeting?

Some of our directors and officers, as well as management and non-management employees, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by Xcel Energy, postings on our website, www.xcelenergy.com, and advertisements in periodicals. We will bear the expense of any such solicitation, as well as the costs of preparing, printing and mailing this proxy material.

We have also hired Morrow Sodali Global LLC to assist us in the solicitation of votes. We expect to pay Morrow Sodali Global LLC approximately $19,500 for consultation services and preparation in connection with the solicitation, plus expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of our stock.

Does the Company Offer Shareholders Electronic Delivery of Proxy Materials?

Yes. Xcel Energy offers shareholders the option to receive the Annual Report to shareholders and proxy statement electronically instead of receiving paper copies of these documents in the mail. You must specifically request the electronic information prior to the record date for the annual meeting.

Shareholders of record should call Wells Fargo Shareowner Services at 1-877-778-6786 to request electronic delivery. Beneficial owners must contact their bank, brokerage house or other nominee record holder to request electronic delivery. As soon as the Annual Report to shareholders and proxy statement are available, electronic delivery participants will receive an e-mail with a link to the information and a control number to use to vote online.

Why Did I Only Receive a Notice Directing Me to the Internet Instead of the Proxy Statement and Annual Report?

We are again providing shareholders Internet access to our proxy to reduce the environmental impact of our annual meeting and to manage costs. On April 4, 2017, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to some of our shareholders and posted our proxy materials on the website referenced in the Notice (www.proxydocs.com/xel). As more fully described in the Notice, shareholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. Shareholders can indicate a preference to receive a printed copy by calling 1-866-870-3684 or by internet at www.investorelections.com/xel. Once a shareholder requests to receive a printed copy, that choice will remain in effect until changed by the shareholder. If you are a beneficial owner and you want to receive separate copies of the Annual Report to shareholders and proxy statement in the future, you should contact your bank, broker, or other nominee record holder.

What Does it Mean if I Receive More Than One Notice of Internet Availability of Proxy Materials or Proxy Card or Voting Instruction Card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.

2017 Xcel Energy Proxy Statement  |  71

Questions and Answers

May I Propose Actions or Nominees for Consideration at Next Year’s Annual Meeting of Shareholders?

Yes, you may submit proposals or director nominations for consideration at future shareholder meetings as follows:

•	Proposals Included in the Proxy Statement. Unless we indicate otherwise at a later date, for a shareholder proposal (other than a director nomination) to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Corporate Secretary no later than December 5, 2017. These proposals must be in writing and sent to: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. These proposals also need to comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in our proxy materials.

•	To Be Raised from the Floor. Similarly, unless we indicate otherwise at a later date, for a shareholder proposal or director nomination to be raised from the floor during next year’s annual meeting, the shareholder’s written notice must be received by the Corporate Secretary no later than February 16, 2018, and must contain certain information as required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.xcelenergy.com, under “Company — Investor Relations — Governance Documents” or www.xcelenergy.com, under “Company — Corporate Governance” (under “Investor Relations”).

•	Director Nominations to be Included in the Proxy Statement (Proxy Access). Unless we indicate otherwise at a later date, for a shareholder nominee for director to be considered for inclusion in the Company’s proxy statement for the next year’s annual meeting, the written notice must be received by the Corporate Secretary no earlier than on November 6, 2017 and no later than December 5, 2017, and must contain certain information required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.xcelenergy.com, under “Company —Investor Relations — Governance Documents” or www.xcelenergy.com, under “Company — Corporate Governance” (under “Investor Relations”).

Management does not know of any business, other than that described in this proxy statement, that may be presented for action at the annual meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Directors,

Judy M. Poferl

Senior Vice President, Corporate Secretary and Executive Services

Minneapolis, Minnesota

72  |  2017 Xcel Energy Proxy Statement

Exhibit A

Exhibit A

Ongoing Earnings

The following table provides a reconciliation of ongoing diluted EPS to GAAP diluted EPS for 2005 through 2016:

	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015(1)	2016
Ongoing EPS	$1.15	$1.30	$1.43	$1.45	$1.50	$1.62	$1.72	$1.82	$1.95	$2.03	$2.09	$2.21
PSRI-COLI	0.05	0.05	(0.08)	0.01	(0.01)	(0.01)	—	—	—	—	—	—
Prescription Drug Tax Benefit	—	—	—	—	—	—	—	0.03	—	—	—	—
SPS FERC Order	—	—	—	—	—	—	—	—	(0.04)	—	—	—
Loss on Monticello LCM/EPU Project	—	—	—	—	—	—	—	—	—	—	(0.16)	—
Continuing Operations	1.20	1.35	1.35	1.46	1.49	1.61	1.72	1.85	1.91	2.03	1.94	2.21
Discontinued Operations	0.03	0.01	—	—	(0.01)	0.01	—	—	—	—	—	—
GAAP EPS	$1.23	$1.36	$1.35	$1.46	$1.48	$1.62	$1.72	$1.85	$1.91	$2.03	$1.94	$2.21

(1)	Amounts in this column do not sum due to rounding.

Xcel Energy’s management believes that ongoing earnings reflects management’s performance in operating the company and provides a meaningful representation of the performance of Xcel Energy’s core business. In addition, Xcel Energy’s management uses ongoing earnings internally for financial planning and analysis, for reporting of results to the Board of Directors and when communicating its earnings outlook to analysts and investors.

2016 EPS Growth

13.9% (annual GAAP EPS growth)

5.7% (annual ongoing EPS growth)

2017 Xcel Energy Proxy Statement  |  A-1

Driving Directions

Xcel Energy’s Amarillo office headquarters is located at 790 S. Buchanan Street, on the corner of 8th Avenue and S. Buchanan Street.

From I-40 East

Take I-40 westbound, at exit #70 take the ramp right for US-287 North/US-60 East toward downtown.

Bear right and continue onto S. Buchanan Street.

The building is located on the left at 8th Avenue.

From I-40 West

Take I-40 East at exit #70, take the ramp right for US-60 East/US-287 North/US-87 North toward Pampa/Downtown/Dumas.

Take ramp left and follow signs for US-60 East/US-287 North.

Keep right and continue onto S. Buchanan Street.

The building is located on the left at 8th Avenue.

From US-287 North

On US-87 South/US-287 South take the ramp and follow signs for US-87 South.

Keep straight onto US-60 W/US-87 S/N Pierce Street.

Turn left onto SE 9th Ave. Turn left onto S. Buchanan Street.

The building is on your left.

From I-27 South

On I-27 N/US-87 N, the road name changes to US-87/US-287 N/US-60 E at the Interchange.

Keep right and follow signs for US-60 E/US-287 N.

Arrive at S. Buchanan Street.

The building is on the left.

Parking is available in the Xcel Energy parking ramp, which is attached to Xcel Energy’s Amarillo office headquarters and accessed from 8th Avenue.

Annual Meeting Guidelines

In the interest of an orderly and constructive meeting, the following guidelines will apply to Xcel Energy’s 2017 Annual Meeting of Shareholders:

1.	All shareholders as of the record date, or their duly appointed proxies, may attend the annual meeting. You must reserve an admission ticket in order to attend. If you are a shareholder of record and plan to attend, please contact Xcel Energy’s Corporate Secretary Department at CorporateSecretary@xcelenergy.com or by telephone at 612-215-5391 to reserve a ticket. Your ticket will be available for pick-up at the meeting.

If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you will need to send a written request for a ticket either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Shareholder Relations, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401; fax: 612-215-4504; or email: CorporateSecretary@xcelenergy.com. Requests to reserve admission tickets will be processed in the order in which they are received and must be received no later than May 12, 2017. State-issued photo identification will be required to gain admittance to the annual meeting.

2.	The business of the meeting will follow as set forth in the agenda, which you will receive at the meeting entrance. If you wish to change your vote or have not voted, ballots will be distributed to you to cast your votes.

3.	Shareholder questions and comments related to the business of the Company will be addressed only during the question and answer portion of the agenda at the end of the annual meeting.

4.	If you wish to speak at the designated time in the question and answer portion of the annual meeting, please go to the nearest microphone and state your name before asking a question. You must ask a question and direct it to the Chairman. Questions from the floor are limited to three minutes to provide an opportunity for as many shareholders as possible.

5.	Although personal grievances, claims and political statements are not appropriate subjects for the annual meeting, you may submit any of these to a Company representative and the Company will respond in writing.

6.	The use of cameras or sound recording equipment is prohibited, except by those employed by the Company to provide a record of the proceedings. The use of cell phones and other personal communication devices also is prohibited during the annual meeting.

7.	No firearms or weapons will be allowed in the meeting room.

8.	No banners, packages or signs will be allowed in the meeting room.

9.	Xcel Energy reserves the right to inspect all items, including handbags and briefcases, entering the meeting room.

xcelenergy.com | © 2017 Xcel Energy Inc. | Xcel Energy is a registered trademark of Xcel Energy Inc. | 16-12-319

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE
OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD

The Board of Directors Recommends a Vote FOR each of the nominees in Item 1,

a Vote for ONE YEAR for Item 2, and a Vote FOR Items 3 and 4.

1.	Election of directors:
		FOR	AGAINST	WITHHOLD			FOR	AGAINST	WITHHOLD

1a.	Gail K. Boudreaux	☐	☐	☐	1g.	A. Patricia Sampson	☐	☐	☐

1b.	Richard K. Davis	☐	☐	☐	1h.	James J. Sheppard	☐	☐	☐

Please fold here – Do not separate

1c.	Ben Fowke	☐	☐	☐	1i.	David A. Westerlund	☐	☐	☐

1d.	Richard T. O’Brien	☐	☐	☐	1j.	Kim Williams	☐	☐	☐

1e.	Christopher J. Policinski	☐	☐	☐	1k.	Timothy V. Wolf	☐	☐	☐

1f.	James T. Prokopanko	☐	☐	☐	1l.	Daniel Yohannes	☐	☐	☐

2.	Company proposal to approve, on an advisory basis, the frequency of the advisory vote on executive compensation	☐ One Year	☐ Two Years	☐ Three Years	☐ Abstain

3.	Company proposal to approve, on an advisory basis, executive compensation		☐ For	☐ Against	☐ Abstain

4.	Company proposal to ratify the appointment of Deloitte & Touche LLP as Xcel Energy Inc.’s independent registered public accounting firm for 2017		☐ For	☐ Against	☐ Abstain

The Board of Directors Recommends a Vote AGAINST Item 5.
5.	Shareholder proposal on the separation of the roles of the Chairman and Chief Executive Officer		☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Xcel Energy Inc.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 17, 2017

11:00 a.m. CDT

790 S. Buchanan Street, Suite 400

Amarillo, Texas

Xcel Energy Inc. 414 Nicollet Mall Minneapolis, MN 55401	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 17, 2017.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, this proxy will be voted FOR each of the nominees in Item 1 and the proposals set forth in Items 3 and 4, ONE YEAR for Item 2 and AGAINST the proposal set forth in Item 5.

By signing the proxy, you revoke all prior proxies and appoint Robert C. Frenzel, Judy M. Poferl, and Scott M. Wilensky, and each of them with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 17, 2017, and any adjournment(s) or postponement(s) thereof, and to vote, as designated hereon and in their discretion, with respect to any other business properly brought before the Annual Meeting all shares of the common stock of the Company which the undersigned would be entitled to vote if personally present at such meeting, except for the shares of common stock held of record in the undersigned’s account with the Plans (defined below), the voting instructions for which are explained below.

THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS FOR SHARES HELD OF RECORD IN THE NEW CENTURY ENERGIES, INC. EMPLOYEES’ SAVINGS AND STOCK OWNERSHIP PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES, THE XCEL ENERGY 401(K) SAVINGS PLAN, THE NUCLEAR MANAGEMENT COMPANY, LLC NMC SAVINGS AND RETIREMENT PLAN, AND THE NEW CENTURY ENERGIES, INC. EMPLOYEE INVESTMENT PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES (“PLANS”). THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF VOTING INSTRUCTIONS ARE NOT RECEIVED BY 11:59 p.m. EDT ON MAY 14, 2017, YOU WILL BE TREATED AS DIRECTING THE PLANS’ TRUSTEE TO VOTE THE SHARES HELD IN THE PLANS IN THE SAME PROPORTION THAT ALL OTHER ALLOCATED SHARES HELD IN THE PLANS ARE VOTED. THE UNDERSIGNED HEREBY AUTHORIZES THE TRUSTEES OF THESE PLANS TO VOTE THE UNDERSIGNED’S SHARES HELD IN ITS ACCOUNTS.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE www.proxypush.com/xel Use the Internet to vote your proxy until 11:59 p.m. (EDT) on May 16, 2017, or 11:59 p.m. (EDT) on May 14, 2017 in the case of shares held under the Plans.	PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EDT) on May 16, 2017, or 11:59 p.m. (EDT) on May 14, 2017 in the case of shares held under the Plans.

MAIL

Mark, sign and date your proxy

card and return it in the

postage-paid envelope provided.

Your proxy card must be received by

May 16, 2017 or by May 14, 2017

in the case of shares held

under the Plans.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.